  Transamerica Occidental                       POLICY FORM TRUL-VUL
 Life Insurance Company                        Individual Life Insurance
 1150 South Olive Street

 Los Angeles, CA  90015


INSURED                               POLICY NUMBER

FACE AMOUNT                           DATE OF ISSUE


Transamerica Occidental Life Insurance Company will pay the death benefit to the beneficiary if the insured dies while this policy is in force. All payments are subject to the provisions of this policy.

Signed for the Company at Los Angeles, California, on the date of issue.

Executive Vice President, General Counsel                            President
   And Corporate Secretary



RIGHT TO EXAMINE AND RETURN POLICY WITHIN 10 DAYS -- At any time within 10 days after you receive this policy, you may return it to us or the agent through whom you bought it. We will cancel the policy and void it from the beginning. We will refund to you: (1) the difference between any premiums paid, including fees or other charges, and the amounts allocated to the separate account; PLUS (2) the value of the amounts in the separate account on the date this policy is received at our administrative office; PLUS (3) any fees or other charges imposed on amounts in the separate account.

                                         VARIABLE UNIVERSAL LIFE INSURANCE
                                            MINIMUM PREMIUM REQUIREMENT

                                              SHOWN IN THE POLICY DATA
                                    FLEXIBLE PREMIUMS PAYABLE THEREAFTER DURING

                                          LIFE OF INSURED PRIOR TO AGE 100
                                        SUBJECT TO THE LIMITATIONS DESCRIBED

                                             IN THE PREMIUMS PROVISION

                                     DEATH BENEFIT PAYABLE AT DEATH OF INSURED

                                       NONPARTICIPATING - NO ANNUAL DIVIDENDS

THIS POLICY CONTAINS A PREMIUM QUALIFICATION CREDIT PROVISION. TO RECEIVE THIS CREDIT, YOU MUST PAY SPECIFIC PREMIUMS ON OR BEFORE THEIR DUE DATE. SEE DETAILS ON PAGES 12-13.

YOU MAY ELECT TO ALLOCATE YOUR NET PREMIUMS TO THE SEPARATE ACCOUNT AND/OR THE FIXED ACCOUNT.


THE VALUE IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT RESULTS. PLEASE SEE THE SEPARATE ACCOUNT PROVISION FOR MORE DETAILS.

THE VALUE IN THE FIXED ACCOUNT WILL EARN INTEREST AT A RATE NOT LESS THAN THE GUARANTEED MINIMUM INTEREST RATE SHOWN IN THE POLICY DATA.

THE AMOUNT OF THE DEATH BENEFIT MAY BE VARIABLE OR FIXED. THE LENGTH OF TIME THIS POLICY WILL REMAIN IN FORCE WILL BE VARIABLE. PLEASE SEE THE DEATH BENEFIT AND ACCUMULATION VALUES PROVISIONS FOR MORE DETAILS.

1-12411101
PAGE 1

                        This policy is a legal contract between you, the owner of this policy, and Transamerica Occidental Life Insurance Company.

                                              READ YOUR POLICY CAREFULLY

                                                    POLICY SUMMARY

         We will pay the death benefit to the beneficiary if the insured dies while the policy is in force.

         You must pay at least the minimum premium per year during the required premium period shown in the Policy Data or your policy will lapse. If you request an increase in the face amount of this policy, you must also pay at least the minimum premium per year for the increased portion for that portion's required premium period following the date of the increase, or your policy will lapse. After that, you may vary the amount of premiums and how often you pay them, within certain limits, as described in the Premiums provision. Generally, you may pay premiums as long as the insured is living, up to the policy anniversary nearest age 100.

         Additional benefits, if any, are provided by rider.

         This is only a brief description. The insurance is fully described in the various provisions of the policy.

                                               GUIDE TO POLICY PROVISIONS

                                                      PAGE                                                             PAGE

Accumulation Values..................................17,18       Option to Change the Face Amount........................24,25

Application Copy..................................after 34       Ownership and Beneficiary Provisions........................8

Beneficiary's Rights.....................................8       Payment of Cash Value and Loans............................29

Cash Value..............................................20       Payment of Death Benefit.................................9,10

Change of Beneficiary....................................8       Policy Data...............................................2-4

Death Benefit.........................................9,10       Policy Loans............................................20,21

Death Benefit Factors...............................32, 33       Policy Statements and Illustrations........................29

Definitions............................................5-8       Postponement of Transfers..................................28

Fixed Account........................................16,17       Premium Allocation......................................14,15

Grace Period............................................12       Premium Qualification Credit............................12,13

Guaranteed Exchange Option...........................26-28       Premiums................................................10,11

Guaranteed Maximum Monthly Deduction Rates...............3       Reinstatement...........................................13,14

Misstatement of Age.....................................30       Riders...............................................after 34

Monthly Deductions...................................19,20       Separate Account........................................15,16

Nonforfeiture Option....................................25       Transfers...............................................18,19









                               1-12411101 PAGE 1A



                                                  P O L I C Y D A T A

            LOAN INTEREST RATE                                                     MAY 01, 2001    POLICY DATE
             POLICY YEARS 1-10    5.88% IN ADVANCE
                                                                                   MAY 01, 2001    DATE OF ISSUE
            LOAN INTEREST RATE
              POLICY YEARS 11+    4.07% IN ADVANCE                                     SPECIMEN    POLICY NUMBER

                 REINSTATEMENT                                                                     DEATH BENEFIT
                 INTEREST RATE    6.00%                                                OPTION 1    OPTION

                       INSURED    JOHN DOE                                                   35    AGE OF INSURED

                         OWNER    JOHN DOE                                             $100,000    FACE AMOUNT

             REALLOCATION DATE    MAY 22, 2001                             PREFERRED NON-SMOKER    CLASS OF RISK
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - -

MINIMUM INITIAL PREMIUM:  $42.00
PLANNED PERIODIC PREMIUMS:  $415.00 ANNUAL

REQUIRED PREMIUM PERIOD:  10 YEARS

REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY:  $252.00

REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY AND ALL
ADDITIONAL RIDERS:  $252.00

PREMIUM QUALIFICATION CREDIT PERIOD:  10 YEARS
PREMIUM QUALIFICATION CREDIT PERCENTAGE:  2%

GUARANTEED MAXIMUM MONTHLY POLICY FEE:       POLICY YEARS 1-10:  $6.00
                                             POLICY YEARS 11 AND LATER:  $10.00

ADMINISTRATIVE CHARGE:  7%

ANNUAL MORTALITY AND EXPENSE RISK CHARGE:    0.25%
DAILY MORTALITY AND EXPENSE RISK CHARGE:     0.000685787%

GUARANTEED MAXIMUM MONTHLY EXPENSE
CHARGE PER THOUSAND:                         $0.0942

GUARANTEED MINIMUM INTEREST RATE:  4.0%
(FOR THE FIXED ACCOUNT)

SELECT MONTHLY PREMIUM:  $26.67
SELECT PERIOD:  10 YEARS

NOTE: THIS POLICY MAY TERMINATE IF:
(1) THE ACCUMULATION VALUE MINUS ANY LOAN(S) IS LESS THAN THE MONTHLY DEDUCTION DUE, OR
(2) THE REQUIRED PREMIUMS PER YEAR FOR THE BASE POLICY AND ANY RIDERS AND ANY LAYERS IN THEIR REQUIRED PREMIUM PERIOD ARE NOT PAID.

1-12411101
PAGE 2


                                       P O L I C Y D A T A ( C O N T I N U E D )

                               TABLE OF GUARANTEED MAXIMUM MONTHLY DEDUCTION RATES PER $1,000
                                                     FOR BASE POLICY *

        POLICY              POLICY                POLICY                POLICY                POLICY              POLICY
         YEAR              EXCLUDING               YEAR                EXCLUDING               YEAR              EXCLUDING
                            RIDERS                                      RIDERS                                    RIDERS

          1                0.0208                   31                 1.7608                   61               27.4967
          2                0.0275                   32                 1.9500                   62               32.0458
          3                0.0342                   33                 2.1550                   63               40.0167
          4                0.0392                   34                 2.3750                   64               54.8317
          5                0.0425                   35                 2.6150                   65               83.3333
          6                0.0475                   36                 2.8858                   66                 0.0000
          7                0.0525                   37                 3.2425
          8                0.0583                   38                 3.5467
          9                0.0650                   39                 3.9533
          10               0.0725                   40                 4.4100
          11               0.2767                   41                 4.9000
          12               0.2992                   42                 5.4217
          13               0.3233                   43                 5.9700
          14               0.3492                   44                 6.5392
          15               0.3783                   45                 7.1433
          16               0.4092                   46                 7.8058
          17               0.4458                   47                 8.5433
          18               0.4883                   48                 9.3767
          19               0.5358                   49                10.3158
          20               0.5908                   50                11.3425
          21               0.6517                   51                12.4333
          22               0.7192                   52                13.5667
          23               0.7908                   53                14.7325
          24               0.8683                   54                15.9075
          25               0.9558                   55                17.1075
          26               1.0533                   56                18.3492
          27               1.1617                   57                19.6533
          28               1.2850                   58                21.0625
          29               1.4258                   59                22.6358
          30               1.5850                   60                24.6375

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- -

* TO FIND THE AMOUNT OF MONTHLY DEDUCTION DURING EACH POLICY YEAR, SEE THE
MONTHLY DEDUCTIONS SECTION. A MONTHLY POLICY FEE OF $6.00 WILL BE ADDED INTO
EACH MONTHLY DEDUCTION FOR THE FIRST TEN POLICY YEARS. IN SUBSEQUENT YEARS, THE
POLICY FEE WILL NOT EXCEED $10.00. A MONTHLY EXPENSE CHARGE PER THOUSAND WILL
ALSO BE ADDED TO EACH MONTHLY DEDUCTION. THE GUARANTEED MAXIMUM MONTHLY EXPENSE
CHARGE PER THOUSAND IS SHOWN ON POLICY DATA PAGE 2.

1-12411101
PAGE 3




                                      P O L I C Y D A T A (C O N T I N U E D)

                     TABLE OF SURRENDER PENALTY FACTORS PER $1,000 OF BASE POLICY FACE AMOUNT

                                          POLICY                  SURRENDER
                                           YEAR                    PENALTY
                                                                    FACTOR

                                             1                    23.90
                                             2                    23.70
                                             3                    23.40
                                             4                    23.10
                                             5                    22.80
                                             6                    19.00
                                             7                    15.20
                                             8                    11.40
                                             9                     7.60
                                            10                     3.80
                                            11+                       0


TO CALCULATE THE FULL SURRENDER PENALTY FOR THE BASE POLICY, FIND THE FACTOR FOR THE CURRENT POLICY YEAR. MULTIPLY THIS FACTOR BY THE NUMBER OF THOUSANDS OF FACE AMOUNT OF THE BASE POLICY.

1-12411101                                                       END OF POLICY
DATA                                                     PAGE 4

          DEFINITIONS            In this policy:

WE, OUR or US means Transamerica Occidental Life Insurance Company.

YOU and YOUR means the owner of this policy.

ACCUMULATION VALUE of the policy means the sum of the accumulation value of the base policy and the accumulation value of each layer as described in the Accumulation Values provision.

ADMINISTRATIVE OFFICE means Transamerica Occidental Life Insurance Company, Box 417002, Kansas City, Missouri 64141-7002. This address is for regular mail. Our address for express delivery is Transamerica Occidental Life Insurance Company, [Attention -- VUL Administration (K26), 1100 Walnut Street, Kansas City, Missouri 64106-2152].

AGE means the insured's age on his or her nearest birthday.

The BASE POLICY is this policy excluding any layers and any riders.

The BENEFICIARY is the person you designate to receive the death benefit under this policy.

CASH VALUE of the base policy or a layer means its accumulation value, less any surrender penalty that would be assessed on a full surrender of the policy. The policy's cash value is the policy's accumulation value, less the surrender penalties that would be assessed on a full surrender of the policy.

DELIVERY REQUIREMENT means any requirement that must be completed before this policy can become effective and before this policy may be delivered to you. Examples include any application amendment or additional evidence of insurability that we require. Except as otherwise provided in the conditional receipt, this policy cannot become effective until after all delivery requirements are satisfied.

The DESIGNATED INDIVIDUAL is the person upon whose life expectancy a settlement option may be based and upon whose life continued payments under a settlement option may depend.

The FIXED ACCOUNT is one of the investment options under this policy. The fixed account is part of our general account. The net premiums you allocate to the fixed account and the portion of the accumulation value in the fixed account will earn interest as described in the Fixed Account provision. The total accumulation value in the fixed account is equal to the accumulation value in the fixed account for the base policy and the accumulation value in the fixed account for all layers.

FREE-LOOK PERIOD means the initial period of time after you first receive this policy during which you have the right to examine and return this policy for a refund. The length of the free-look period and the amount of the refund are described on page 1.

A GROSS PREMIUM is 100% of any premium you pay.

HOME OFFICE means Transamerica Occidental Life Insurance Company, Box 2101, Los Angeles, California 90051-0101.

1-12411101
PAGE 5

INVESTMENT OPTION means the fixed account or any sub-account of the separate account.

LAPSE means termination of the policy at the end of the grace period.

A LAYER is coverage provided by an increase in the face amount of this policy.

A LAYER DATE is the effective date of a layer. We will use the layer date to determine the layer anniversaries and layer years.

The LOAN ACCOUNT is part of the fixed account. The loan account includes outstanding loans. The loan account of the policy is equal to the sum of the loan account for the base policy and the loan account for each layer. The loan account is not an investment option.

The MAXIMUM LOAN AMOUNT is the largest amount you may borrow under the Policy Loans provision. There is a maximum loan amount for the base policy and for each layer.

A MONTHLY DEDUCTION is an amount we take from the accumulation value of the policy or of each layer, respectively, on the policy date and on each monthly policy date after the policy date.

NET ASSET VALUE is the per share value of a portfolio as calculated by the portfolio and reported to us.

The NET CASH VALUE of the policy is the cash value of the policy less any existing loans. The net cash value of the base policy or a layer is its cash value, less any existing loans allocated to the base policy or layer.

The NET LOAN AMOUNT is a policy loan, less any loan interest due.

A NET PREMIUM is any gross premium minus an administrative charge. The administrative charge is shown in the Policy Data.

The PAYEE is the person who has the right to receive payments under a settlement option. If you surrender this policy, you are the payee under any settlement option you elect. After the insured's death, the beneficiary is the payee under the settlement option you elect.

The POLICY DATE shown in the Policy Data is the effective date of coverage. We will use the policy date to determine the monthly policy dates, policy anniversaries and policy years.

The POLICY FEE is part of the monthly deduction. The guaranteed maximum policy fee is shown in the Policy Data.

A POLICY LOAN is indebtedness to us for a loan secured by this policy.

A PORTFOLIO is a mutual fund investment or other investment pool held in a sub-account.

1-12411101
        PAGE 6

PRO-RATA means a proportionate allocation among investment options. For the base policy, a pro-rata allocation is equal to the portion of the accumulation value in the base policy in an investment option divided by the total accumulation value of the base policy (excluding the portion of the accumulation value in the loan account). For a layer, a pro-rata allocation is equal to the portion of the accumulation value in the layer in an investment option divided by the total accumulation value of the layer (excluding the portion of the accumulation value in the loan account). Any fees, charges, reductions or deductions from the accumulation value will be allocated on a pro-rata basis, unless you choose the investment options to which you want to allocate these amounts pursuant to procedures we establish.

REALLOCATION DATE means the date that net premiums initially allocated to the money market sub-account (plus any earnings on those net premiums) are transferred to one or more other sub-accounts of the separate account in accordance with the allocations then in effect. The reallocation date is shown in the Policy Data.

REINSTATE means to restore coverage after the policy has lapsed, subject to the requirements in the Reinstatement provision.

REQUIRED PREMIUM is the minimum amount of premium you must pay each year for the base policy or a layer during its required premium period. The base policy and each layer have separate required premium amounts. You may pay all or any part of this premium in advance.

REQUIRED PREMIUM PERIOD is the total number of consecutive years that any required premium must be paid. This period is shown in the Policy Data. This period begins on the policy date for the base policy, and on the layer date for a layer.

A RIDER is an attachment to the policy that provides an additional benefit.

The SEPARATE ACCOUNT is established and maintained by us for the investment of a portion of our assets. It consists of the sub-accounts.

A SUB-ACCOUNT is an investment option under this policy. A sub-account is a subdivision of the separate account that holds shares of a portfolio. The portion of the accumulation value in any sub-account may increase or decrease depending on investment performance in the underlying portfolio.

TELEPHONE ACCESS PRIVILEGE is an option to transfer amounts between or among investment options, change your premium allocation or request a loan by telephone (within limits). The telephone access privilege will apply, unless you advise us in writing that you do not want this option. Unless you elect not to have the option available, you or your registered representative may exercise this option. We reserve the right to discontinue this option at any time.

UNIT means a measure of interest in a sub-account.

UNIT VALUE means the value of a unit on a particular valuation date.

VALUATION DATE is any day that the stock market (New York Stock Exchange) is open for business. A valuation date ends when the stock market closes for the day, generally at 4 p.m. Eastern Time.

1-12411101.................
PAGE 7

VALUATION PERIOD is the period between the end of one valuation date and the end of the next valuation date.

WRITTEN REQUEST means a signed request in a form satisfactory to us that is received at our administrative office.

OWNERSHIP OWNER OF THE POLICY -- The owner is entitled to the rights granted under this policy before the insured's death. The insured will be the owner, unless someone else is named as the owner in the application, or otherwise in accordance with this policy. Ownership of this policy may be shared by two or more persons. If one such person is an individual other than the insured and dies before the insured, the rights of that person belong to the executor or administrator of his or her estate unless otherwise provided in the policy. If the owner is a partnership, the rights belong to the partnership as it exists when a right is exercised.

EXERCISING POLICY RIGHTS -- If ownership of this policy is shared by more than one person, all such persons must sign each written request to exercise any right under this policy. The telephone access privilege may be exercised by any one person who shares ownership, or by your registered representative.

HOW TO CHANGE THE OWNER -- You may change the owner while the insured is living by notifying us in a form and manner acceptable to us. The change will not be effective until we record it at our administrative office. The written consent of any irrevocable beneficiaries will be required.

ASSIGNMENT OF THE POLICY -- We are not responsible for the adequacy of any assignment. However, if you file the assignment with us and we record it at our administrative office, your rights and those of any revocable beneficiary will be subject to it. The written consent of any irrevocable beneficiaries will be required.

THE BENEFICIARY WHO RECEIVES THE DEATH BENEFIT -- If the insured dies while this policy is in force, we will pay the death benefit to the beneficiary. The beneficiary is as designated in the application, unless changed as shown under "How to Change a Beneficiary" below. If the beneficiary is a partnership, we will pay the death benefit to the partnership as it exists when the insured dies.

PROTECTION OF THE DEATH BENEFIT -- To the extent permitted by law, no death benefit will be subject to the claims of the beneficiary's creditors or to any legal process against the beneficiary.

IF THE BENEFICIARY DIES -- If any beneficiary dies before the insured, that beneficiary's interest in the death benefit will end. If any beneficiary dies at the same time as the insured, or within 30 days after the insured, that beneficiary's interest in the death benefit will end if no benefits have been paid to that beneficiary. If the interests of all designated beneficiaries have ended when the insured dies, we will pay the death benefit to you. If you are not living at that time, we will pay the death benefit to your estate.

HOW TO CHANGE A BENEFICIARY -- You may change the designated beneficiary while the insured is living by sending a written notice to us. The change will not be effective until we record it at our administrative office. Even if the insured is not living when we record the change, the change will take effect as of the date it was signed. However, any benefits we pay before we record the change will not be subject to the change. An irrevocable beneficiary may not be changed without the written consent of that beneficiary.

1-12411101        .........
           PAGE 8

PAYMENT OF THE DEATH BENEFIT DEATH BENEFIT -- The amount of the death benefit may be affected by other provisions of this policy such as Policy Loans, Misstatement of Age or Sex and Partial Surrenders.

DEATH BENEFIT OPTION -- The death benefit before the policy anniversary nearest age 100 will be based on whether you have chosen Option 1, Option 2 or Option 3, as shown in the Policy Data. If you do not choose an option in the application, Option 1 will automatically take effect. Prior to the policy anniversary nearest age 100, the death benefit is defined as follows:

OPTION 1: The death benefit will be the greatest of:

a. the total of the face amount of the base policy and each layer on the date of the insured's death;

b. the death benefit factor multiplied by the policy's accumulation value on the date of the insured's death; or

c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

OPTION 2: The death benefit will be the greatest of:

a. the total of the face amount of the base policy and each layer on the date of the insured's death plus the policy's accumulation value on the date of the insured's death;

b. the death benefit factor multiplied by the policy's accumulation value on the date of the insured's death; or

c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

OPTION 3: The death benefit will be the greatest of:

a. the total of the face amount of the base policy and each layer on the date of the insured's death plus the excess, if any, of all gross premium payments over the sum of any partial surrenders, surrender penalty free withdrawals and/or premium refunds on the date of the insured's death;

b. the death benefit factor multiplied by the policy's accumulation value on the date of the insured's death; or

c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

Beginning with the policy anniversary nearest age 100, the death benefit will be the greater of:

1. the death benefit factor multiplied by the policy's accumulation value as of the date of the insured's death; or

2. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.







1-12411101 .........  PAGE 9

The death benefit factors are shown in the table of Death Benefit Factors on pages 32 and 33. The applicable death benefit factor will be based on the insured's age as of the last policy anniversary, and on the number of full policy years that have elapsed since the date of issue.

If the date of the insured's death is not a day that the New York Stock Exchange is open for business, any death benefit based on the accumulation value will be determined by using the accumulation value as of the next valuation date.

We will reduce the death benefit by any existing policy loans and by the portion of any grace period premium payment necessary to provide insurance to the date of the insured's death.

This policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes. The death benefit under this policy is intended to qualify for the federal income tax exclusion. The provisions of this policy (including any riders or endorsements) will be interpreted to ensure qualification of this policy as a life insurance contract for federal tax purposes, regardless of any language to the contrary.

To the extent that the death benefit is increased to maintain qualification as a life insurance policy, we will make appropriate adjustments to any monthly deductions or supplemental benefits (retroactively and prospectively) that are consistent with such an increase. Retroactive adjustments may be deducted from the accumulation value or may be made by right of setoff against any death benefits payable. Prospective adjustments will be reflected in the monthly deduction.

PROOF OF DEATH -- Any death benefit payable because of the death of the insured will be paid when we receive due proof of the death of the insured while this policy was in force. We will send appropriate forms to the beneficiary upon request. Any of our agents will help the beneficiary fill out the forms without charge.

TRANSFERS AFTER THE INSURED'S DEATH -- After we receive notice of the insured's death, we may:

1. transfer any portion of the accumulation value in any sub-account to our general account; and

2. not allow any portion of the accumulation value to be transferred into or to remain in any sub-account.

PREMIUMS PREMIUM PAYMENTS -- This policy will not be in force until you pay the minimum initial premium shown in the Policy Data. Subsequent premiums may be sent to our administrative office or you may deliver them to an agent we authorize. We will give you a receipt if you ask for one.

Subject to the Required Premiums provision below, you may pay premiums at any time prior to the policy anniversary nearest age 100. Each premium must be at least $25 and may not exceed the limits described in the Premium Limitation provision below.

At the policy anniversary nearest age 100, billing will cease and no further premium payments will be accepted.

1-12411101        .........
           PAGE 10

REQUIRED PREMIUMS -- By the end of each policy or layer year during any applicable required premium period, the total gross premiums paid for this policy, less the amount of any premium refunds, partial surrenders and surrender penalty free withdrawals, must equal or exceed the cumulative required premiums for the base policy and all layers, or this policy will enter the grace period. On any applicable policy or layer anniversary, the cumulative required premium for the base policy or any layer, respectively, is equal to A times B, adjusted for any decreases in the face amount, where:

A is the required premium for the base policy or layer; and

B is the number of full years that have elapsed in the required premium period for the base policy or layer.

You may pay all or any part of the required premiums at any time before they are due.

LAYER ALLOCATION -- Net premiums will be allocated among the base policy and any layers as follows:

1. The net premium will first be applied to any required premiums not yet paid that are due by the end of the current policy or layer year. Amounts so applied will be allocated in proportion to such required premiums not yet paid for the base policy and each layer.

2. Any remaining net premium will next be applied to any required premiums not yet paid for future policy and layer years. Amounts so applied will be allocated in proportion to the amounts required to meet the future required premiums for the base policy and each layer.

3. The remainder, if any, will be allocated in proportion to the required premium most recently in effect for the base policy and each layer.

PREMIUM LIMITATION -- We reserve the right to refund any unscheduled premium during a particular policy year if the total premium paid:

1. increases the difference between the death benefit and the accumulation value; and

2. is more than 1% of the policy's face amount and more than three times the total of the monthly deductions for the last year.

We also reserve the right to refund any unscheduled premiums that exceed $25,000 in any 12-month period. We will not refund any amount if doing so would cause this policy to enter the grace period before the next anniversary. The amount refundable will not exceed the net cash value of this policy.

If we believe any portion of a premium payment will cause a policy to become a Modified Endowment Contract (MEC) under the tax laws, we will not accept that portion of the premium payment and will immediately notify the owner. We will refund the excess portion when the premium payment check has had time to clear the banking system (but in no case more than two weeks after receipt), except in the following circumstances:

1. The premium payment would no longer cause the policy to become a MEC as of the date the refund is to be made; or

2. We receive a signed acknowledgement from the owner prior to the refund date instructing us to process the premium notwithstanding the tax issues involved.

                           1-12411101 ......... PAGE
11

In the above cases, we will treat the excess premium as having been received on the date the excess premium would no longer create a MEC or the date we receive the signed acknowledgment. We will then process it accordingly. The owner may submit a written authorization to us with the premium payment instructing us to apply the premium to the policy even though applying that premium would cause the policy to become a MEC. In that event, we will treat such authorization as the signed acknowledgment noted above and will credit the net premium to the policy according to our regular premium allocation rules.

CONTINUATION OF INSURANCE -- If you stop paying premiums, we will continue this policy at the face amount then in effect and with any additional benefits provided by rider, subject to the grace period and any premium requirements that may be in effect. See the Premiums and the Monthly Deductions provisions for further explanation.

GRACE PERIOD -- During any required premium period, a grace period is a period of 61 days beginning on:

1. a policy or layer anniversary on which the cumulative required premiums as specified in the Required Premiums provision have not been paid; or

2. a monthly policy date when the policy's accumulation value minus any existing loan is less than the total monthly deductions due.

After all required premium periods and prior to the policy anniversary nearest age 100, a grace period is a period of 61 days beginning on a monthly policy date when the policy's accumulation value minus any existing loan is less than the total monthly deductions due.

After the policy anniversary nearest age 100, a grace period is a period of 61 days beginning on a policy anniversary on which any loan interest due has not been paid in cash, and the policy's accumulation value minus any existing loan is less than the loan interest due.

If this policy enters the grace period, we will let you know by sending you a notice. The notice will tell you the amount you must pay to keep the policy in force. You must pay this amount before the grace period ends. If you do not pay enough, this policy will lapse at the end of the 61 days. If there is any net cash value remaining at the end of the grace period, we will apply it to the nonforfeiture option. (See Nonforfeiture Option provision.)

During the grace period, we will not charge interest on the amount due. If the insured dies during the grace period and before you pay the amount due, we will subtract from the death benefit the amount required to provide insurance to the date the insured died.

PREMIUM QUALIFICATION CREDIT -- At the end of each policy year during the required premium period of the base policy, if you have paid the cumulative required premiums for the base policy as described in the Required Premiums provision, we will add a premium qualification credit to the accumulation value of the base policy. The credit will be a percentage of the base policy's required premium as shown in the Policy Data.

At the end of each layer year during the required premium period of each layer, if you have paid the cumulative required premiums for the layer as described in the Required Premiums provision, we will add a premium qualification credit to the accumulation value of that layer. The credit will be a percentage of the layer's required premium as shown in the Policy Data.

1-12411101        .........
          PAGE 12

The premium qualification credit will be allocated among your investment options according to the most recent premium allocation election we have received from you. We will allocate the premium qualification credit on the policy or layer anniversary if that day is a valuation date. If the policy or layer anniversary is not a valuation date, we will allocate the premium qualification credit on the next valuation date.

REINSTATEMENT -- If this policy lapses, it may be reinstated provided it was not surrendered. To reinstate the policy, you must meet the following conditions:

1. You must request reinstatement in writing within three years after the date of lapse and before the policy anniversary nearest age 100.

2. The insured must provide evidence of insurability satisfactory to us.

3. If any loans existed when the policy lapsed, you must repay or reinstate them, with interest. Interest will be compounded annually from the date of lapse at the loan reinstatement interest rate of 6.25% (5.88% in advance). Any loan interest due after the effective date of the reinstatement will be at the effective annual rate for the policy year during which the interest is due.

4. The reinstated policy will be subject to the minimum premium requirement during the required premium period. (See the Premium Payments provision.) Any increase in the face amount of the base policy will also be subject to the minimum premium requirement during the layer's required premium period. This means that the required premium period will be calculated from the original policy date or original layer date. It will not start anew.

If the policy lapsed during any required premium period, you must pay a premium large enough to meet any minimum premium requirement at the time of reinstatement, with interest. Interest will be compounded annually at the reinstatement interest rate shown in the Policy Data.

If the policy lapsed after any required premium period, you must pay a premium large enough to cover two monthly deductions due when the policy lapsed and three monthly deductions due when the policy is reinstated. The amount equivalent to the two monthly deductions due when the policy lapsed will be used to reimburse us for the insurance provided during the grace period.

5. You must repay any net cash value given to you at the time of lapse, with interest. Interest will be compounded annually at the reinstatement interest rate shown in the Policy Data.

6. Surrender penalty periods in the reinstated policy will be calculated from the original policy and layer dates, as applicable.

The effective date of a reinstatement will be the date we approve your request. We will resume taking monthly deductions for the policy as of the nearest monthly policy date. If a person other than the insured is covered by any attached rider, that person's coverage may be reinstated under the reinstatement terms of that rider.

The accumulation value of the reinstated policy will be: any surrender penalty assessed at the time of lapse; plus any net cash value we paid you at the time of lapse; plus any loan repaid or reinstated; plus any net premium you pay at reinstatement; minus any monthly deductions due at the time of lapse.

1-12411101
                PAGE 13

We will allocate any loan repaid and any net premium you pay at reinstatement according to the most recent premium allocation election we have received from you. We will restore any surrender penalty assessed at the time of lapse. We will allocate any restored surrender penalty and any net cash value you repay at reinstatement between the base policy and any layers in the same proportion as these amounts were deducted at the time of lapse. We will then allocate the base policy and layer amounts among your investment options in the same proportion as these amounts were deducted at the time of lapse.

We will allocate the amount you pay within one valuation date after the later of:

1. the valuation date that we approve the reinstatement; or

2. the valuation date that we receive the required premium and any other payments.

PREMIUM ALLOCATION PREMIUM ALLOCATION ELECTION -- You may allocate your net premiums among the investment options we make available from time to time. The premium allocation percentages you elect must be whole numbers. The total allocation to all elected investment options must equal 100%. We may limit the number of investment options to which you may allocate your net premiums. The premium allocation percentages you elect on the application will apply to all premiums we receive, unless you change your premium allocation election as provided in the Premium Allocation Changes provision. Your premium allocation election applies to the base policy and all layers.

INITIAL PREMIUM -- The initial net premium accepted under this policy will be allocated to this policy no later than the second valuation date that next follows the latest of:

1. The date we approve the issuance of this policy.

2. The date we receive the premium.

3. The policy date.

4. The date we approve the last delivery requirement returned to us, if the policy was issued with delivery requirements.

SUBSEQUENT PREMIUMS -- We will allocate net premiums on the day we receive them. If the date that we receive a premium is not a valuation date, we will allocate the net premium on the next valuation date.

CREDITING OF NET PREMIUMS AND REALLOCATION DATE -- If any net premium is credited under this policy prior to the reallocation date shown in the Policy Data, any amounts you elected to allocate to the separate account will initially be allocated solely to the money market sub-account. On the reallocation date, we will reallocate the portion of the accumulation value in the money market sub-account among the sub-accounts that you elected in the application (unless you change your premium allocation election as provided in the Premium Allocation Changes provision). If the reallocation date is not a valuation date, we will make the reallocation on the next valuation date.

We will allocate any net premium credited to this policy on or after the reallocation date directly to the fixed account or the sub-accounts you have elected.

1-12411101
         PAGE 14

PREMIUM ALLOCATION CHANGES -- You may change your premium allocation at any time by sending us a written request or by exercising your telephone access privilege. Any premium allocation change will apply to all premiums we receive on or after the effective date of the change, unless you change your premium allocation election again. Any premium allocation change will be subject to the limitations in the Premium Allocation Election provision. We reserve the right to charge a fee up to $25 for each premium allocation change. We will deduct any such fee from the accumulation value of the base policy on a pro-rata basis.

        SEPARATE ACCOUNT

You may allocate any portion of your net premiums to the separate account.

The assets of the separate account are our property, but they are segregated from our other assets. Income (if any) and gains and losses (realized or unrealized) from assets in the separate account will be credited to or charged against the amounts allocated to the separate account without regard to our other income, gains or losses. Assets equal to the liabilities of the separate account will not be charged with liabilities arising out of any other business we may conduct.

Any amount allocated to the separate account for state or federal income taxes may be deducted from the separate account.

The separate account is divided into various sub-accounts. Each sub-account's assets are invested in shares of a corresponding portfolio.

We reserve the right to change the name and investments of the separate account and/or any of its sub-accounts.

We will allocate net premiums, transfers and any applicable premium qualification credit to purchase units in the sub-accounts you have elected. All net premiums will be allocated in accordance with the Premium Allocation provisions.

This policy will be credited with a number of units equal to the amounts allocated to a sub-account divided by the value of the applicable unit. The value of the applicable unit will be determined on the day the amount is allocated to the sub-account.

The number of units in a sub-account will remain fixed unless:

1. increased by a net premium, premium qualification credit or a transfer allocated to the sub-account; or

2. reduced because of a partial surrender, surrender penalty free withdrawal, surrender penalty, monthly deduction, policy loan, or other charges or fees allocated to the sub-account, or because of a transfer from the sub-account; or

3. changed by a subsequent split of a unit value.

Any transaction described in 2. will result in the cancellation of a number of units that are equal in value to the amount of the transaction.

On each valuation date, we will value the assets of each sub-account and determine the value of each unit.

1-12411101
                PAGE 15

The unit values for all sub-accounts except the money market sub-account were initially set at $10.00. The unit value for the money market sub-account was initially set at $1.00. The unit value for a sub-account on any subsequent valuation date is equal to ((A times B) minus C) divided by D, where:

A is the number of shares held in the underlying portfolio at the end of the valuation date;

B is the net asset value (NAV) per share of the underlying portfolio as of the end of the valuation date, plus the per share amount of any capital gains or dividends declared on that valuation date;

C is a charge for each day in the valuation period equal to the net assets of the sub-account multiplied by the daily mortality and expense risk factor; and

D is the number of units outstanding at the close of the prior valuation date.

The unit value may increase or decrease from one valuation date to the next. You bear this investment risk. We reserve the right to change the method we use to determine the unit value, subject to any required regulatory approvals.

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS -- We reserve the right to add, delete or substitute the shares of a portfolio that the separate account holds or may buy. We also reserve the right to eliminate the shares of any portfolio.

We may make any substitutions or changes that we believe are necessary or appropriate. If we think it is in the best interests of our policy owners, we may operate the separate account as a management company under the Investment Company Act of 1940, or we may de-register it under that act if registration is no longer required. We may also combine it with other separate accounts that we may have.

We reserve the right to establish other sub-accounts and to make them available to any class or series of policies that we deem appropriate. The assets of each new sub-account will be invested in a new investment company or in the shares of another open-end investment company. We also reserve the right to eliminate or combine existing sub-accounts and to transfer assets among sub-accounts, when allowed by law.

FEDERAL TAXES -- If we have to pay federal taxes on the separate account, we reserve the right to charge a proportionate share of such taxes against this policy. We may reflect the amount of such charge in the calculation of the unit values.

SPLITTING OF UNITS -- We reserve the right to split the value of a unit. Any splitting of units will not have any material effect on this policy's benefits.

FIXED ACCOUNT FIXED ACCOUNT -- You may allocate any portion of your net premiums to the fixed account. The fixed account is part of our general account. Our general account consists of all assets that we own except those in the separate account and other separate accounts we may have. Except as limited by law, we have sole control over investment of the assets in our general account. You may allocate net premiums to the fixed account and transfer funds between the separate account and the fixed account (subject to the Transfers provisions).









1-12411101
       PAGE 16

FIXED ACCOUNT INTEREST RATES -- The net premium you elect to allocate to the fixed account will accrue interest from the valuation date on which we allocate it to the fixed account, as described in the Premium Allocation provision. Interest is credited monthly on each monthly policy date. The guaranteed minimum interest rate for all policy years is shown in the Policy Data. We may declare an interest rate that is higher than the guaranteed minimum interest rate at any time prior to the policy anniversary nearest age 100. We will never declare an interest rate that is lower than the guaranteed minimum interest rate. We may change the declared interest rate at any time without notice. Beginning on the policy anniversary nearest age 100, the accumulation value of the fixed account will accrue interest at the guaranteed minimum interest rate.

      ACCUMULATION VALUES The base policy and each layer have separate accumulation values.

The accumulation value of the base policy at the time the initial net premium is accepted under this policy is equal to:

1. the initial net premium;

minus 2. the monthly deduction(s) that start on the policy date.

The accumulation value of the base policy or a layer on any specified date after the date the initial net premium is allocated to the policy is equal to the sum of the accumulation values in the separate account and the fixed account (including the loan account) for the base policy or layer on that date.

SEPARATE ACCOUNT -- For the base policy and each layer, the accumulation value in the separate account on any date after the date the initial net premium was allocated to the policy is equal to the sum of the values in each sub-account. The value in a sub-account is the number of units in that sub-account for the policy multiplied by the unit value for that sub-account at the end of the valuation date for which the accumulation value is being determined. The number of units in a sub-account is equal to:

1. the number of units purchased by the net premium initially allocated to that sub-account;

plus 2. the number of units purchased by subsequent net premiums allocated to that sub-account;

plus 3. the number of units purchased by any transfers to that sub-account from one or more other sub-accounts or the fixed account (including the loan account);

plus 4. the number of units purchased by any premium qualification credit allocated to the sub-account;

minus 5. the number of units redeemed from the sub-account due to monthly deductions allocated to that sub-account;

minus 6. the number of units redeemed from that sub-account due to any partial surrenders, surrender penalties and surrender penalty free withdrawals allocated to that sub-account;

minus 7. the number of units redeemed from that sub-account that were transferred out of that sub-account to one or more other sub-accounts or the fixed account (including the loan account);



1-12411101
PAGE 17

minus 8. the number of units redeemed from that sub-account to cover any transfer fees or other charges or fees that were allocated to that sub-account;

minus 9. the number of units redeemed from that sub-account due to any refund of premium allocated to that sub-account.

FIXED ACCOUNT -- For the base policy and each layer, the accumulation value in the fixed account (including the loan account) on a specified date after the date the initial net premium was allocated to to the policy is equal to:

1. the accumulation value on the last monthly policy date, plus accrued interest from the last monthly policy date to the specified date;

plus 2. any premium qualification credit amount deposited to it on the last monthly policy date, plus accrued interest on that amount;

plus 3. all net premiums paid into it, less any refunds since the last monthly policy date, plus accrued interest from the date each net premium is allocated to it;

plus 4. any amounts transferred from the separate account, plus accrued interest on those amounts since the date of the transfer;

minus 5. the monthly deduction charged against it on the last monthly policy date, plus accrued interest on that amount;

minus 6. any partial surrenders and surrender penalty free withdrawals charged against it, including surrender penalties, since the last monthly policy date, plus accrued interest on that amount from each partial surrender date and/or surrender penalty free withdrawal date to the specified date;

minus 7. any amounts transferred from the fixed account to the separate account, plus accrued interest on those amounts since the date of the transfer;

minus 8. any transfer fees or other charges or fees allocated to the fixed account, plus accrued interest on those amounts since the date of the deduction.

TRANSFERS At any time after the end of the free-look period, you may transfer amounts between or among the investment options available under this policy. Each transfer will be subject to our transfer rules in effect at the time the transfer is made. We may set rules specifying, among other things:

1. the minimum and maximum amounts you may transfer; and

2. how frequently you may make transfers.

Different rules may apply to different investment options.

If you choose to make a transfer, you must request it in a form and manner acceptable to us. You may request a transfer by using your telephone access privilege.

We will make the transfer on the day we receive your transfer request in good order. If that day is not a valuation date, we will make the transfer on the next valuation date.

We may also establish procedures that will allow you to schedule automatic transfers. If we do so, the procedures will be described in the current prospectus for this policy.

1-12411101
         PAGE 18

LAYER ALLOCATION -- You may not transfer any portion of the accumulation value among the base policy and layers.

TRANSFER FEE -- You will not be charged for the first eighteen transfers you make during a policy year. If you make more than eighteen transfers during a policy year, we may charge you up to $25 for each additional transfer. Any transfer fee will be deducted from the amount that you are transferring. The transfer fee will be allocated between or among the investment options in proportion to A divided by B, where:

A is the amount transferred from an investment option; and

B is the total amount transferred from all investment options.

The following do not count toward the first eighteen transfers during a policy year, and will not be charged a transfer fee:

1. Transfers made on the reallocation date from the money market sub-account to other sub-accounts.

2. Transfers to or from the loan account.

3. Transfers under any automatic transfer option.

4. Transfers we may make after we receive notice of the insured's death.

5. Transfers due to a material change in investment policy.

      MONTHLY DEDUCTIONS The monthly deduction for the base policy is equal to:

1. the monthly deduction rate for the base policy, times .001, times the difference between the death benefit and the accumulation value of the base policy on the applicable monthly policy date;

plus 2. the monthly deduction for any riders;

plus 3. the policy fee;

plus 4. the monthly expense charge per thousand for the base policy, times .001, times the face amount of the base policy.

The monthly deduction for each layer is equal to:

1. the monthly deduction rate for the layer, times .001, times the difference between the death benefit and the accumulation value of the layer on the applicable monthly policy date;

plus 2. the monthly expense charge per thousand for the layer, times .001, times the face amount of the layer.

MONTHLY DEDUCTION RATES -- We will determine the monthly deduction rate for the base policy and each layer on each monthly policy date.

The monthly deduction rate for the base policy will depend on the face amount of the base policy, the insured's sex, the insured's smoker or nonsmoker status, the insured's class of risk as of the policy date, the number of years that the policy has been in force and the insured's age as of the policy date.

1-12411101
                PAGE 19

A table of guaranteed maximum monthly deduction rates for the base policy is shown in the Policy Data. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.

The monthly deduction rate for a layer will depend on the face amount of the policy, the insured's sex, the insured's smoker or nonsmoker status, the insured's class of risk as of the layer date, the number of years that layer has been in force and the insured's age as of the layer date.

A table of guaranteed maximum monthly deduction rates for a layer will be shown in supplemental Policy Data pages that we will issue on its layer date. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.

Any change in the monthly deduction rates will be prospective and will be based on our expectations as to future cost factors. Such cost factors may include, but are not limited to, mortality, expenses, interest, persistency and any applicable federal, state and local taxes.

GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER THOUSAND -- The guaranteed maximum monthly expense charges per thousand for the base policy and for each layer are shown in the Policy Data. We may use an expense charge that is lower than the guaranteed maximum monthly expense charge per thousand. We will never use higher expense charges.

ALLOCATION OF MONTHLY DEDUCTION -- On each monthly policy date, we will take the monthly deduction for that policy month. If the monthly policy date is not a valuation date, we will take the monthly deduction on the next valuation date. The monthly deduction for the base policy and for each layer will be taken from the applicable accumulation value. If the monthly deduction amount for a layer exceeds the layer's accumulation value minus any existing loan, the excess portion of the monthly deduction for the layer will be taken first from the accumulation value of the most recently added layers, in order, and then from the accumulation value of the base policy. The amount of the monthly deduction taken from the accumulation value of the base policy and any layers will be deducted from your investment options within the base policy or layer on a pro-rata basis.

CASH VALUE You may borrow any portion of the net cash value, or take part of it or all of it as a partial or full surrender of the policy. All of these transactions are described in this section. The written consent of any irrevocable beneficiaries will be required.

POLICY LOANS -- We will process a loan on the day we receive your loan request in good order. If that day is not a valuation date, we will process the loan on the next valuation date. The following terms and conditions apply to policy loans:

1. The maximum loan amount is the policy's accumulation value as of the date of the loan request, minus the sum of:

a. any existing policy loan(s);

b. interest on the amount of the loan to the end of the policy year; and

c. the surrender penalty that would be assessed for a full surrender of the policy or, if greater, two monthly deductions for the base policy and all layers.


We will calculate the maximum loan amount for the base policy and each layer in a similar manner.

1-12411101
PAGE 20

2. Interest on loans is due in advance each year on the policy anniversary. The annual effective loan interest rate is shown in the Policy Data.

We may charge lower interest rates than the rates shown. We will never charge higher interest rates. If you do not pay the interest when it is due, we will add the amount of the interest to the loan. (See number 5. below).

3. If the insured dies, we will deduct the outstanding loan from the death benefit before we pay the death benefit to the beneficiary.

4. We will allocate the net loan amount to the base policy and any layers in the same proportion that the maximum loan amount for each bears to the total of the maximum loan amounts for the base policy and all layers. We will then deduct the allocated amount from the base policy's or layer's investment options on a pro-rata basis, unless you specify, in a form and manner acceptable to us, the investment options to which you want to allocate the net loan amount. We will transfer the net loan amount to the loan account.

5. We will allocate the loan interest to the base policy and any layers in the same proportion that the outstanding loan amount for each bears to the outstanding loan amount for the policy. We will then deduct the allocated amount from the base policy's or layer's investment options on a pro-rata basis. We will transfer the loan interest to the loan account. The loan interest will become part of the loan.

LOAN REPAYMENT -- You may repay any part of any outstanding loan at any time while the insured is living. We will allocate the loan repayment on the day we receive it. If that day is not a valuation date, we will allocate it on the next valuation date.

If you wish to make a loan repayment, you must tell us that the payment you send us is for that purpose. Unless your payment is clearly marked as a loan repayment, we will assume it is a premium payment (unless it is received after the policy anniversary nearest age 100). When we receive a loan repayment, we will apply it to the outstanding loan. The loan repayment will be allocated first to the most recent portion of the outstanding loan, and then to the next most recent portions in order. For each such portion of the loan being repaid, the loan repayment is first allocated to the portion of the loan amount in the base policy, and then successively to any layers in the order of their layer dates. After we have allocated the loan repayment among the base policy and any layers, we will allocate those amounts to your investment options according to the allocation percentages provided in the most recent premium allocation election we have received from you.

Your policy will not automatically lapse if you do not repay a loan. However, it will enter the grace period if the accumulation value less any loans is not large enough to cover the monthly deduction due and any loan interest due not paid in cash.

LOAN INTEREST -- Each year, we will calculate the interest due on any outstanding loans and add it to the loan balance. Interest on loans is due in advance at the rate specified in the Policy Data. We will deduct the loan interest from your investment options on a pro-rata basis, and then transfer the loan interest to the loan account. The loan interest deduction and transfer will be effective on the policy anniversary if that day is a valuation date. If the policy anniversary is not a valuation date, the loan interest deduction and transfer will be effective on the next valuation date. You may choose to pay an amount equal to the loan interest due in cash. Any amount paid will be credited to the loan balance outstanding at the time it is received.

1-12411101
PAGE 21

PARTIAL SURRENDER -- At any time after the end of the free-look period, you may surrender a portion of this policy's value by sending us a written request, subject to the limitations described below. We will deduct the surrender amount and any surrender penalty from the policy's accumulation value and allocate it among your investment options on the day we receive your surrender request in good order. If that day is not a valuation date, we will deduct the surrender amount and any surrender penalty from your investment options on the next valuation date.

In any policy year, the maximum amount that you may receive by partial surrender is:

1. the accumulation value of the policy;

minus 2. any existing policy loan(s);

minus 3. The sum of 3 times the most recent monthly deductions;

minus 4. the greater of $25 or the surrender penalty that would apply for a full surrender of this policy.

If you request a partial surrender larger than the maximum described above, we will treat it as a request for a full surrender of the policy.

We will calculate the maximum partial surrender amount for the base policy and each layer in a similar manner.

We will allocate the partial surrender among the base policy and any layers based on the proportion that the maximum partial surrender amount for each bears to the total of the maximum partial surrender amounts for the base policy and all layers. The amounts so allocated will be deducted from the accumulation value of the base policy or layer.

During the first 10 policy or layer years or until the policy anniversary nearest age 100 (whichever is the shorter time period), we will assess a surrender penalty on any partial surrender amount that exceeds the amount eligible for a surrender penalty free withdrawal as described below. This excess will be attributed first to the most recent layer, if any. To the extent the excess is greater than the face amount of the most recent layer, the remainder will be attributed to the next most recent layers, in order, and then to the base policy.

For each layer where the amount attributed equals the face amount, the surrender penalty will be equal to A times B divided by C, below. For the base policy or layer to which any lesser amount is attributed, the surrender penalty will be equal to A times B divided by D, below, but not more than A times B divided by
C. For purposes of these calculations:

A is the amount of the excess attributed to the base policy or layer;

B is the surrender penalty factor for the current policy or layer year, as applicable;

C is 1000; and

D is 1000 minus the surrender penalty factor for the current policy or layer year, as applicable.

The surrender penalty factors are shown in the Policy Data. However, if the sum of the surrender penalties for the base policy and any layers as computed by the above formulas is less than $25, the surrender penalty will be $25.

1-12411101
          PAGE 22

After all surrender penalty periods have expired, we will assess a $25 transaction fee on any surrender amount that exceeds the amount eligible for a surrender penalty free withdrawal as described below.

The surrender penalty will be deducted from the accumulation value of the newest layer. If the accumulation value of that layer is insufficient, the remainder will be deducted successively from the next most recent layer(s) and then from the base policy.

After we have allocated the surrender amount and surrender penalty among the base policy and any layers, we will deduct the allocated amounts from your investment options on a pro-rata basis unless you specify, in a form and manner acceptable to us, the investment options to which you want to allocate the surrender amount.

If you chose Death Benefit Option 1, we will also reduce the face amount of the most recent layer by:

1. the surrender amount that exceeds the amount eligible for a surrender penalty free withdrawal.

2. any applicable surrender penalty.

If the amount of the reduction exceeds the face amount of the most recent layer, the excess amount will reduce the face amount of the next most recently added layers, in order, and then the face amount of the base policy.

If you chose Death Benefit Option 3, we will also reduce the face amount of the most recent layer by:

1. the surrender amount that exceeds the greater of:

a. the amount eligible for a surrender penalty free withdrawal; or

b. the cumulative gross premiums paid minus the sum of all previous surrenders and premium refunds.

2. the surrender penalty on the amount that exceeds the amount eligible for a surrender penalty free withdrawal.

If the amount of the reduction exceeds the face amount of the most recent layer, the excess amount will reduce the face amount of the next most recently added layers, in order, and then the face amount of the base policy.

If the new face amount would be less than our published minimum for this plan, the partial surrender will not be allowed.

SURRENDER PENALTY FREE WITHDRAWAL -- After the first policy year, a portion of any partial surrender amount larger than $100 is available without surrender penalties and without reductions in face amount. The portion so available will be 10% of the policy's accumulation value, minus 100% of the sum of all surrender penalty free withdrawals since the last policy anniversary. This amount may not exceed the maximum amount available as a partial surrender under the Partial Surrender provision.

1-12411101
PAGE 23

   OPTION TO CHANGE THE FACE DECREASING THE FACE AMOUNT -- You may request a decrease in the face amount of this policy AMOUNT if all the conditions described below are met.

1. You must make a written request to us.

2. At the request date, this policy must be in force and the insured must be living.

3. The decrease of the face amount of this policy may only be effective as of a policy anniversary.

4. The amount of the reduction in face amount must be at least $25,000.

5. The new face amount may not be less than our published minimum face amount for this plan.

The decrease of the face amount of this policy may cause a change in the monthly deduction to be charged.

LAYER ALLOCATION -- The decrease will be allocated first to the most recent layer, if any. To the extent the decrease exceeds the face amount of the most recent layer, the additional amount of the decrease will be allocated to the next most recent layers in order, and then to the base policy.

SURRENDER PENALTY -- A surrender penalty will result from the decrease in the face amount to the extent the decrease is allocated to the base policy during the 10 year surrender penalty period of the base policy or is allocated to a layer during the 10 year surrender penalty period for the layer. If the surrender penalty period is still in effect, the surrender penalty period for the base policy and all layers ends immediately before the policy anniversary nearest age 100. We will allocate the surrender penalty among the base policy and any layers based on the face amount of the decrease allocated to the base policy or the layer. If the surrender penalty for a layer exceeds the accumulation value minus any outstanding loan for the layer, the excess surrender penalty amount will be allocated to the next most recently added layers, in order, and then to the base policy. After we have allocated the surrender penalty among the base policy and any layers, we will deduct the surrender penalty from your investment options on a pro-rata basis on the date the decrease in the face amount is effective. If that date is not a valuation date, we will deduct the surrender penalty amounts on the next valuation date.

The surrender penalty for the base policy or a layer is equal to A times B divided by C, where:

A is the full surrender penalty for the current policy or layer year;

B is the amount of the decrease allocated to the base policy or layer; and

C is the face amount of the base policy or layer before the decrease.

If a decrease in face amount reduces a layer's face amount to zero but the layer's accumulation value exceeds zero, the remaining accumulation value in the layer will be transferred to the base policy's accumulation value. The amounts in each investment option will be transferred directly to the same investment options in the base policy.

We will issue new policy data pages showing the new face amount. After the decrease, the monthly deduction rates and any future surrender penalties will be based on the new face amount of the policy.

1-12411101
        PAGE 24

If the face amount of this policy is decreased during any required premium period, we will recalculate the required premium per year for the remainder of any required premium period based on the new face amount.

INCREASING THE FACE AMOUNT -- Effective on any policy anniversary, you may request an increase in the face amount of this policy. This policy must be in force on the layer date, and the insured must be alive and no older than age 80. The following conditions will apply:

1. You must make a written request to us.

2. The amount of the increase in face amount must be at least $25,000.

3. You must submit evidence of insurability satisfactory to us.

4. The amount of the increase will be contestable and subject to the suicide limitation for two years after the effective date of the increase.

5. The death benefit option for the layer must be the same as the base policy.

6. If the base policy has a Waiver Provision attached, the layer must also have a Waiver Provision (subject to our underwriting rules).

The increase in coverage will be issued as a separate layer on this policy. It will have a required premium per year, beginning on the layer date. It will also have its own surrender penalty period for 10 years, beginning on the layer date. The monthly deductions for that layer will be based on the face amount and accumulation value of the layer, the insured's sex, the insured's smoker or nonsmoker status, the insured's class of risk as of the layer date and the insured's age as of the layer date.

We will issue new Policy Data pages showing the increased face amount. After the increase, the monthly deduction rates for the base policy and for each layer will be based on the new total face amount of the policy.

NONFORFEITURE You may surrender this policy for its net cash value. The surrender penalty for a full OPTION surrender of this policy is equal to the surrender penalty (if any) for the base policy plus the surrender penalty (if any) for each layer.

The surrender penalty factors are shown in the Table of Surrender Penalty Factors in the Policy Data. We will use the factors in the table to determine the surrender penalty we will apply.

To calculate the surrender penalty for the base policy, find the factor for the current policy year. Multiply this factor by the number of thousands of face amount of the base policy. This is the surrender penalty for the base policy. There is no surrender penalty for the base policy after the first 10 policy years, or the policy anniversary nearest age 100.

To calculate the surrender penalty for a layer, find the factor for the current layer year. Multiply this factor by the number of thousands of face amount of that layer. This is the surrender penalty for that layer. There is no surrender penalty for a layer after 10 layer years, or the policy anniversary nearest age 100.

We will deduct the surrender amount and any surrender penalty from your investment options on the day we receive your surrender request in good order. If that day is not a valuation date, we will deduct the surrender amount and any surrender penalty from your investment options on the next valuation date.

1-12411101
                   PAGE 25

GUARANTEED BENEFIT -- Subject to the following conditions and restrictions, this benefit provides you EXCHANGE OPTION with an option ("the option") to exchange this policy for a fixed policy ("the new policy").

You may exercise this option at any time prior to the 20th policy anniversary or the policy anniversary nearest age 95 (whichever comes first) if all of the following conditions are met:

1. The insured is living.

2. This policy does not have any outstanding loans.

3. Monthly deductions are not being waived under a Waiver Provision rider.

The accumulation value of this policy on the date this policy is exchanged will be transferred to the new policy. If this policy includes one or more layers, and the new policy allows for layers, the accumulation value in each layer and in the base policy will be transferred accordingly to layers and the base policy on the new policy.

EFFECTIVE DATE -- The effective date of the new policy will be the date this policy is exchanged. The policy date of the new policy will be the same as the policy date of this policy. If the new policy allows for layers, the layer date for each layer on the new policy will be the same as the layer date for the equivalent layer on this policy.

APPLICATION -- We must receive all of the following in order to process the exchange:

1. A policy change application indicating your request to exercise this option and your request to surrender this policy.

2. The release of any lien against or assignment of this policy. However, you may instead submit written approval by the lienholders or assignees of the exchange of this policy in a form satisfactory to us with such other documents as we may require.

3. This policy.

4. Payment of any amount due for the exchange, if applicable.

The application for this policy together with the policy change application will be considered to be the application for the new policy.

NEW POLICY -- The exchange must be to an adjustable life insurance policy that would have been available at the time you applied for this policy. The new policy will be based on the sex, age, class of risk and smoking status of the insured as of the policy date of this policy. If this policy includes one or more layers, and the new policy allows for layers, the sex, age, class of risk and smoking status of the insured under a layer will apply to the equivalent layer on the new policy. The premiums for the new policy will be based on our published rates in effect on the date you request the exchange. Any Accelerated Death Benefit Option Endorsement that is a part of this policy will automatically become a part of the new policy. Any other riders that form a part of this policy, and any new riders requested, will become a part of the new policy only if we agree to provide them on the date of the exchange. The new policy will take effect immediately upon termination of this policy. Under no circumstances will we pay a death benefit under both this policy and the new policy.

1-12411101
PAGE 26

ASSIGNMENT -- If there is an assignment on this policy and you want to carry over that assignment to the new policy, you will have to execute a new assignment.

EXCHANGE ADJUSTMENTS -- The minimum initial premium for the new policy will be equal to:

1. the cumulative total of the required annual premiums applicable to the new policy for the number of years that this policy was in force; minus

2. the total accumulation value transferred to the new policy.

If this policy includes one or more layers, and the new policy allows for layers, then the minimum initial premium for the new policy will be equal to:

1. the cumulative total of the required annual premiums applicable to the base policy of the new policy for the number of years that this policy was in force MINUS the total accumulation value transferred to the base policy of the new policy from this policy's base policy; plus

2. the cumulative total of the required annual premiums applicable to each layer on the new policy for the number of years that the applicable layer on this policy was in force MINUS the total accumulation value transferred to each layer on the new policy from the applicable layer on this policy.

The minimum initial premium will be applied to the new policy as a gross premium, subject to any administrative or other charges.

SURRENDER PENALTY PERIOD -- The period for which this policy was in effect prior to the date of the exchange will be used to offset the surrender penalty period under the new policy. If this policy has one or more layers, and the new policy allows for layers, then the period for which this policy was in effect prior to the date of the exchange will be determined for the base policy and for each layer, separately.

EVIDENCE OF INSURABILITY -- When you exercise this option, we will not require evidence of insurability from the insured.

SUICIDE AND INCONTESTABILITY -- The period for which this policy was in effect prior to the date of the exchange will be used to offset the time period for any suicide exclusion and incontestability provision under the new policy. If this policy has one or more layers, and the new policy allows for layers, then the period for which this policy was in effect prior to the date of the exchange will be determined for the base policy and for each layer, separately.

OWNERSHIP -- The owner of the new policy will be the same as the owner of this policy, unless otherwise provided in the policy change application. If the owner of this policy will not be the owner of the new policy, you must complete a transfer of ownership form. We may also require that the owner of the new policy provide us with evidence of insurable interest in the life of the insured.

BENEFICIARY -- The beneficiary of the new policy will be the same as the beneficiary of this policy, unless otherwise provided in the policy change application. If the beneficiary of this policy will not be the beneficiary of the new policy, you must complete a change of beneficiary form. We may also require that the new beneficiary provide us with evidence of insurable interest in the life of the insured.

                               1-12411101 PAGE 27

TERMINATION OF OPTION -- This option terminates on the earliest of:

1. The 20th policy anniversary.

2. The policy anniversary nearest age 95.

3. The date this policy is surrendered or terminated.

4. The date this policy lapses under the Grace Period provision.

MISSTATEMENT OF AGE OR SEX -- We will follow these rules:

1. If a misstatement of the insured's age or sex is found before this option is exercised and this policy's death benefit is reduced as a result, the face amount of the new policy will be based on the adjusted face amount of this policy.

2. If a misstatement of the insured's age or sex is found after this option is exercised, the death benefit amount under the new policy will be subject to the Misstatement of Age or Sex provision of the new policy.

POLICY CHANGES -- If the face amount of this policy is changed for any reason, we will proportionately change the benefit amount of the option.

          POSTPONEMENT We may postpone transactions involving the separate account during any period when:

          OF TRANSFERS

1. trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or the New York Stock Exchange is closed for days other than weekends or holidays;

2. the Securities and Exchange Commission has allowed or ordered the suspension described in 1. above; or

3. the Securities and Exchange Commission has determined that an emergency exists such that disposal of mutual fund securities or valuation of assets is not reasonably practical.

Transactions involving the separate account include the following, to the extent the amounts of the transactions come from the portion of the accumulation value in the separate account:

1. Transfers between or among sub-accounts.

2. Transfers to or from the separate account.

3. Policy loans.

4. Partial or full surrenders.

5. Death benefit payments.

6. Exchange of this policy under the Guaranteed Exchange Option provision.









1-12411101
PAGE 28

PAYMENT OF CASH VALUE AND LOANS We may delay paying you any portion of a partial or full surrender that comes from the accumulation value of the fixed account for up to six months after we receive your written request for the surrender.

We may delay making a loan to you to the extent that the loan is deducted from the portion of the accumulation value in the fixed account for up to six months after we receive your written request for the loan. We will not delay any loan made to pay premiums due us on any policy.

POLICY STATEMENTS AND We will send you a statement at least once a year, without charge, showing the face amount; ILLUSTRATIONS accumulation value; cash value; loans; partial surrenders; surrender penalty free withdrawals; premium qualification credits; premiums paid; and charges as of the statement date. The statement will also include summary information about the portions of the accumulation value in the fixed account, the sub-accounts and the loan account. We may include additional information.

Upon written request at any time we will send you an illustration of your policy's benefits and values. There will be no charge for the first such illustration in each policy year. We reserve the right to charge a fee up to $25 for any illustration after the first in any policy year. We will deduct any such fee from the accumulation value of the base policy on a pro-rata basis.

BASIS OF The guaranteed cash values of the fixed account are not less than the minimum values COMPUTATION required by the jurisdiction in which the application for this policy was signed. The guaranteed cash values are equal to the accumulation value based on the guaranteed monthly deductions and the guaranteed minimum interest rate shown in the Policy Data, less any surrender penalty. The guaranteed cash values only apply to that portion of the cash value that is in the fixed account.

Calculations of the minimum cash values and nonforfeiture benefits are based on the 1980 Commissioners Standard Ordinary, Smoker or Nonsmoker, Ultimate Mortality Tables for males or females, age nearest birthday. Deaths are assumed to occur at the end of the policy year.

As required, we have filed the method we used to compute minimum cash values and nonforfeiture benefits with the supervisory official of the jurisdiction in which the application for this policy was signed.

GENERAL PROVISIONS INCONTESTABILITY OF THE POLICY -- Except for fraud or nonpayment of premiums, this policy will be incontestable after it has been in force during the insured's lifetime for two years from the date of issue. This provision does not apply to any rider providing benefits specifically for disability or accidental death.

When a layer is added to this policy, this incontestability provision will start anew with respect to that layer, beginning on the layer date.

If the base policy is rescinded for any contestable reason, we will be liable only for the amount of premiums, less any partial surrenders, surrender penalty free withdrawals, loans and loan interest due, allocated to the base policy. The policy will be rescinded as of the policy date. If a layer is rescinded for any contestable reason, we will be liable only for the amount of premiums, less any partial surrenders, surrender penalty free withdrawals, loans and loan interest due, that have been allocated to that layer. The layer will be rescinded as of the layer date.

1-12411101 PAGE 29 AMOUNT WE PAY IS LIMITED IN THE EVENT OF SUICIDE -- If the insured dies by suicide, while sane or insane, within two years from the date of issue, we will be liable only for the amount of premiums paid, less any partial surrenders, surrender penalty free withdrawals, loans and loan interest due.

When a layer is added to this policy, this suicide provision will start anew with respect to that layer, beginning on the layer date. If the insured dies by suicide, while sane or insane, within two years from the layer date, we will be liable only for the amount of premiums, less any partial surrenders, surrender penalty free withdrawals, loans and loan interest due, that have been allocated to that layer.

MISSTATEMENT OF AGE OR SEX IN THE APPLICATION -- If there is a misstatement of the insured's age or sex in the application, we will adjust the face amount of the base policy and each layer. We will do this by comparing the excess of the death benefit over the accumulation value to that which would be purchased by the most recent monthly deduction at the correct age or sex to such excess as of the date of the last monthly deduction. If the newly calculated excess is higher, we will add the difference to the face amount. If it is lower, we will subtract the difference from the face amount. There will be no adjustment beyond the policy anniversary nearest age 100.

THE POLICY IS OUR CONTRACT WITH YOU -- We have issued this policy in consideration of the application and your initial premium payment. A copy of the application is attached and is part of this policy. The policy, including the application and any endorsements and riders, forms our contract with you. All statements made by or for the insured will be considered representations and not warranties. We will not use any statement made by or for the insured to deny a claim unless the statement is in the application, a layer application or a reinstatement application and the application is attached to this policy when we issue, deliver or reinstate it.

WHO CAN MAKE CHANGES IN THE POLICY -- Only our President or a Vice President, together with our Secretary, have the authority to make any change in this policy. Any change must be in writing.

NOTICES -- We will send any notice under the provisions of this policy to your last known address as it appears in our records and to any assignee of record.

TERMINATION OF INSURANCE -- This policy will terminate at the earliest of:

1. The date of your written request to surrender or terminate.

2. The date of lapse.

3. The date the policy is exchanged under the Guaranteed Exchange Option provision.

NO DIVIDENDS ARE PAYABLE -- This is nonparticipating insurance. It does not participate in our profits or surplus. We do not distribute past surplus or recover past losses by changing the monthly deduction rates.

SETTLEMENT PROVISIONS When the insured dies while the policy is in force, we will pay the death benefit in a lump sum unless you or the beneficiary choose a settlement option. You may choose a settlement option while the insured is living. You may also choose one of these options as a method of receiving any surrender proceeds that are available under this policy. The beneficiary may choose a settlement option after the insured has died. The beneficiary's right to choose will be subject to any settlement agreement in effect at the insured's death.

1-12411101 PAGE 30 Settlement options are obligations of and are paid from our general account and are not based on the investment experience of the separate account.

When we receive a satisfactory written request, we will pay the benefit according to one of these options:

OPTION A: INSTALLMENTS FOR A GUARANTEED PERIOD -- We will pay equal installments for a guaranteed period of from one to thirty years. Each installment will consist of part benefit and part interest. We will pay the installments monthly, quarterly, semi-annually or annually, as requested. See Table A on the last page.

OPTION B: INSTALLMENTS FOR LIFE WITH A GUARANTEED PERIOD -- We will pay equal monthly installments as long as the designated individual is living, but we will not make payments for less than the guaranteed period the payee chooses. The guaranteed period may be either 10 years or 20 years. We will pay the installments monthly. See Table B on the last page.

OPTION C: BENEFIT DEPOSITED WITH INTEREST -- We will hold the benefit on deposit. It will earn interest at the annual interest rate we are paying as of the date of the insured's death or the date you surrender this policy. We will not pay less than 2 1/2% annual interest. We will pay the earned interest monthly, quarterly, semi-annually or annually, as requested. The payee may withdraw part or all of the benefit and earned interest at any time.

OPTION D: INSTALLMENTS OF A SELECTED AMOUNT -- We will pay installments of a selected amount until we have paid the entire benefit and accumulated interest.

OPTION E: ANNUITY -- We will use the benefit as a single premium to buy an annuity. The annuity may be payable to one or two designated individuals. It may be payable for life with or without a guaranteed period, as requested. The annuity payment will not be less than payments available under our then-current annuity contracts.

GENERAL: The payee may arrange any other method of settlement as long as we agree to it. There must be at least $10,000 available for any option. The amount of each installment must be at least $100. If the benefit amount is not enough to meet these requirements, we will pay the benefit in a lump sum.

Installments that depend on the designated individual's age are based on his or her age nearest birthday on the date of the insured's death or the date you surrender this policy. If the death benefit is payable, the settlement option will start on the date of the insured's death. If you surrender this policy, the settlement option will start on the date we receive your written surrender request.

We will pay the first installment under any option on the date the option starts. Any unpaid balance we hold under Options A, B or D will earn interest at the rate we are paying at the time of settlement. We will not pay less than 3% annual interest.

If the payee does not live to receive all guaranteed payments under Options A, B or D or any amount deposited under Option C (plus any accumulated interest), we will pay the remaining benefit as scheduled to the payee's estate. If the payee does not live to receive all guaranteed payments under Option E, we will pay the remaining benefit as scheduled to the payee's estate. The payee may name and change a successor payee for any amount we would otherwise pay the payee's estate.

1-12411101
PAGE 31


                              DEATH BENEFIT FACTORS

  Attained                  Policy Years 1-10                    Attained                  Policy Years 1-10
    Age                                                             Age
                       Male                   Female                                 Male                    Female
               Smoker     Nonsmoker     Smoker    Nonsmoker                   Smoker     Nonsmoker    Smoker    Nonsmoker

     16         6.80         8.52        8.45       9.70            61         1.96        2.17        2.21        2.37
     17         6.59         8.25        8.17       9.39            62         1.92        2.12        2.15        2.31
     18         6.38         7.99        7.91       9.09            63         1.89        2.07        2.11        2.26
     19         6.19         7.74        7.65       8.79            64         1.85        2.03        2.06        2.20
     20         6.01         7.50        7.41       8.51            65         1.82        1.99        2.02        2.15

     21         5.84         7.27        7.18       8.23            66         1.79        1.95        1.98        2.10
     22         5.66         7.04        6.95       7.97            67         1.76        1.92        1.94        2.04
     23         5.49         6.81        6.73       7.71            68         1.74        1.89        1.90        2.01
     24         5.33         6.59        6.51       7.45            69         1.71        1.86        1.85        1.97
     25         5.16         6.38        6.30       7.21            70         1.69        1.83        1.82        1.93

     26         5.01         6.18        6.09       6.97            71         1.67        1.80        1.79        1.89
     27         4.86         5.98        5.90       6.74            72         1.64        1.77        1.75        1.86
     28         4.70         5.78        5.71       6.52            73         1.61        1.74        1.72        1.82
     29         4.56         5.59        5.53       6.30            74         1.58        1.71        1.68        1.79
     30         4.41         5.41        5.35       6.10            75         1.55        1.68        1.65        1.76

     31         4.28         5.23        5.18       5.90            76         1.53        1.66        1.62        1.73
     32         4.15         5.06        5.02       5.71            77         1.50        1.63        1.59        1.70
     33         4.02         4.90        4.87       5.52            78         1.47        1.61        1.57        1.68
     34         3.90         4.74        4.72       5.35            79         1.45        1.59        1.54        1.65
     35         3.78         4.58        4.57       5.17            80         1.43        1.57        1.51        1.63

     36         3.67         4.44        4.43       5.01            81         1.39        1.51        1.47        1.57
     37         3.56         4.29        4.30       4.85            82         1.35        1.47        1.42        1.52
     38         3.45         4.15        4.17       4.69            83         1.33        1.42        1.38        1.47
     39         3.35         4.02        4.04       4.55            84         1.31        1.38        1.36        1.42
     40         3.26         3.89        3.92       4.40            85         1.29        1.35        1.34        1.39

     41         3.16         3.77        3.81       4.26            86         1.27        1.34        1.31        1.36
     42         3.07         3.65        3.70       4.13            87         1.25        1.32        1.29        1.34
     43         2.99         3.54        3.59       4.00            88         1.23        1.30        1.26        1.32
     44         2.90         3.43        3.48       3.88            89         1.21        1.28        1.23        1.29
     45         2.82         3.32        3.38       3.76            90         1.19        1.24        1.20        1.25

     46         2.75         3.22        3.28       3.64            91         1.17        1.21        1.18        1.21
     47         2.68         3.13        3.19       3.53            92         1.15        1.18        1.15        1.18
     48         2.61         3.04        3.10       3.43            93         1.13        1.14        1.13        1.15
     49         2.54         2.95        3.02       3.33            94         1.11        1.11        1.12        1.12
     50         2.48         2.86        2.94       3.23            95         1.10        1.10        1.10        1.10

     51         2.42         2.78        2.86       3.13            96         1.09        1.09        1.09        1.09
     52         2.36         2.71        2.78       3.04            97         1.07        1.07        1.07        1.07
     53         2.31         2.63        2.71       2.96            98         1.06        1.06        1.06        1.06
     54         2.26         2.57        2.63       2.87
     55         2.21         2.50        2.56       2.79

     56         2.16         2.44        2.50       2.71
     57         2.12         2.38        2.44       2.64
     58         2.07         2.32        2.38       2.57
     59         2.03         2.27        2.32       2.50
     60         2.00         2.22        2.26       2.44













1-12411101
PAGE 32




                              DEATH BENEFIT FACTORS

  Attained                   Policy Years 11+                    Attained                  Policy Years 11+
    Age                                                             Age
                       Male                   Female                                 Male                    Female
               Smoker     Nonsmoker     Smoker    Nonsmoker                   Smoker     Nonsmoker    Smoker    Nonsmoker

     26         4.82         5.91        5.84       6.64             66        1.55        1.70        1.78        1.88
     27         4.67         5.72        5.65       6.43             67        1.52        1.66        1.74        1.83
     28         4.52         5.54        5.47       6.22             68        1.49        1.62        1.70        1.78
     29         4.38         5.36        5.29       6.01             69        1.47        1.58        1.66        1.74
     30         4.24         5.18        5.12       5.81             70        1.44        1.55        1.62        1.69

     31         4.10         5.01        4.95       5.62             71        1.42        1.52        1.59        1.65
     32         3.97         4.85        4.79       5.44             72        1.40        1.48        1.55        1.61
     33         3.84         4.69        4.63       5.26             73        1.37        1.45        1.52        1.57
     34         3.71         4.53        4.48       5.08             74        1.35        1.43        1.49        1.53
     35         3.59         4.38        4.34       4.91             75        1.33        1.40        1.46        1.50

     36         3.48         4.24        4.20       4.75             76        1.32        1.38        1.43        1.47
     37         3.37         4.10        4.06       4.59             77        1.30        1.35        1.40        1.43
     38         3.26         3.96        3.93       4.44             78        1.28        1.33        1.38        1.41
     39         3.16         3.83        3.81       4.30             79        1.27        1.31        1.35        1.38
     40         3.06         3.70        3.69       4.16             80        1.26        1.29        1.33        1.35

     41         2.96         3.58        3.57       4.02             81        1.24        1.27        1.31        1.33
     42         2.87         3.47        3.46       3.89             82        1.23        1.26        1.29        1.30
     43         2.79         3.35        3.36       3.77             83        1.22        1.24        1.27        1.28
     44         2.70         3.24        3.26       3.65             84        1.21        1.23        1.25        1.26
     45         2.62         3.14        3.16       3.53             85        1.20        1.21        1.23        1.24

     46         2.55         3.04        3.07       3.42             86        1.19        1.20        1.22        1.23
     47         2.47         2.94        2.98       3.32             87        1.18        1.19        1.20        1.21
     48         2.40         2.85        2.89       3.21             88        1.17        1.18        1.19        1.19
     49         2.34         2.76        2.81       3.11             89        1.16        1.17        1.18        1.18
     50         2.27         2.68        2.73       3.02             90        1.15        1.16        1.17        1.17

     51         2.21         2.59        2.66       2.92             91        1.14        1.15        1.15        1.15
     52         2.15         2.51        2.58       2.84             92        1.13        1.14        1.14        1.14
     53         2.09         2.44        2.51       2.75             93        1.12        1.12        1.13        1.13
     54         2.04         2.36        2.44       2.67             94        1.11        1.11        1.12        1.12
     55         1.99         2.29        2.38       2.59             95        1.10        1.10        1.10        1.10

     56         1.94         2.23        2.31       2.51             96        1.09        1.09        1.09        1.09
     57         1.89         2.16        2.25       2.44             97        1.07        1.07        1.07        1.07
     58         1.85         2.10        2.19       2.37             98        1.06        1.06        1.06        1.06
     59         1.80         2.04        2.14       2.30             99        1.04        1.04        1.04        1.04
     60         1.76         1.99        2.08       2.23            100        1.04        1.04        1.04        1,04

     61         1.72         1.93        2.03       2.17
     62         1.68         1.88        1.97       2.10
     63         1.65         1.83        1.92       2.04
     64         1.61         1.79        1.87       1.99
     65         1.58         1.74        1.83       1.93


                    FOR ALL ATTAINED AGES AFTER THOSE SHOWN, THE DEATH BENEFIT FACTOR IS 1.04.















1-12411101
PAGE 33







                                     TABLE A

               INSTALLMENTS FOR EACH $1,000 PAYABLE UNDER OPTION A

---------------------------------------------------------------------------------------------------------------------------------
Multiply the Monthly Installment by 11.83895 for Annual, by 5.96322 for Semi-Annual, or by 2.99263 for Quarterly Installments
---------------------------------------------------------------------------------------------------------------------------------
----------------------- -------------------- -------------------- -------------------- -------------------- ---------------------
     Guaranteed              Monthly             Guaranteed            Monthly             Guaranteed             Monthly
    Period (Yrs.)          Installment         Period (Yrs.)         Installment         Period (Yrs.)          Installment
----------------------- -------------------- -------------------- -------------------- -------------------- ---------------------
            1                  $84.47                11                $8.86                   21                 $5.32
            2                   42.86                12                 8.24                   22                  5.15
            3                   28.99                13                 7.71                   23                  4.99
            4                   22.06                14                 7.26                   24                  4.84
            5                   17.91                15                 6.87                   25                  4.71

            6                   15.14                16                 6.53                   26                  4.59
            7                   13.16                17                 6.23                   27                  4.48
            8                   11.68                18                 5.96                   28                  4.37
            9                   10.53                19                 5.73                   29                  4.27
           10                    9.61                20                 5.51                   30                  4.18
---------------------------------------------------------------------------------------------------------------------------------

                                     TABLE B

           MONTHLY INSTALLMENT FOR EACH $1,000 PAYABLE UNDER OPTION B

---------------------------------------------------------------------------------------------------------------------------------
                           MALE DESIGNATED INDIVIDUAL

---------------------------------------------------------------------------------------------------------------------------------
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
    Guaranteed Period         Guaranteed Period         Guaranteed Period        Guaranteed Period         Guaranteed Period
Age   10 Yrs.   20 Yrs.     Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.   Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
11     $2.90    $2.89       26     $3.20    $3.19    41     $3.77   $3.71      56     $4.92    $4.59    71     $7.27    $5.42
12      2.91     2.91       27      3.22     3.21    42      3.82     3.76     57      5.03     4.66    72      7.48     5.45
13      2.93     2.92       28      3.25     3.24    43      3.88     3.81     58      5.15     4.73    73      7.68     5.46
14      2.94     2.94       29      3.28     3.27    44      3.94     3.86     59      5.27     4.80    74      7.88     5.48
15      2.96     2.96       30      3.31     3.30    45      4.00     3.91     60      5.40     4.87    75      8.08     5.49

16      2.98     2.97       31      3.34     3.33    46      4.07     3.97     61      5.53     4.94    76      8.27     5.50
17      3.00     2.99       32      3.38     3.36    47      4.14     4.02     62      5.68     5.00    77      8.46     5.50
18      3.01     3.01       33      3.41     3.39    48      4.21     4.08     63      5.83     5.07    78      8.63     5.51
19      3.03     3.03       34      3.45     3.43    49      4.28     4.14     64      5.98     5.13    79      8.79     5.51
20      3.05     3.05       35      3.49     3.46    50      4.36     4.20     65      6.15     5.18    80      8.94     5.51

21      3.08     3.07       36      3.53     3.50    51      4.44     4.26     66      6.32     5.24    81      9.07     5.51
22      3.10     3.09       37      3.57     3.54    52      4.53     4.32     67      6.50     5.28    82      9.18     5.51
23      3.12     3.11       38      3.62     3.58    53      4.62     4.39     68      6.68     5.33    83      9.28     5.51
24      3.14     3.14       39      3.67     3.62    54      4.71     4.46     69      6.88     5.36    84      9.36     5.51
25      3.17     3.16       40      3.72     3.67    55      4.81     4.52     70      7.07     5.40    85      9.42     5.51
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

---------------------------------------------------------------------------------------------------------------------------------
                          FEMALE DESIGNATED INDIVIDUAL

--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
    Guaranteed Period         Guaranteed Period         Guaranteed Period        Guaranteed Period         Guaranteed Period
Age   10 Yrs.   20 Yrs.     Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.   Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
11     $2.83     $2.83      26     $3.08     $3.07   41     $3.54     $3.52    56     $4.51     $4.35   71     $6.73     $5.36
12      2.84      2.84      27      3.10      3.10   42      3.59      3.56    57      4.61      4.42   72      6.94      5.40
13      2.86      2.85      28      3.12      3.12   43      3.63      3.60    58      4.71      4.50   73      7.16      5.43
14      2.87      2.87      29      3.15      3.14   44      3.68      3.65    59      4.82      4.57   74      7.38      5.48
15      2.88      2.88      30      3.17      3.17   45      3.73      3.69    60      4.94      4.65   75      7.60      5.47

16      2.90      2.90      31      3.20      3.19   46      3.78      3.74    61      5.06      4.72   76      7.82      5.48
17      2.91      2.91      32      3.23      3.22   47      3.84      3.79    62      5.19      4.80   77      8.04      5.49
18      2.93      2.93      33      3.26      3.25   48      3.90      3.85    63      5.33      4.88   78      8.25      5.50
19      2.95      2.94      34      3.29      3.28   49      3.96      3.90    64      5.47      4.95   79      8.45      5.51
20      2.96      2.96      35      3.32      3.31   50      4.03      3.96    65      5.63      5.02   80      8.64      5.51

21      2.98      2.98      36      3.35      3.34   51      4.10      4.02    66      5.79      5.09   81      8.82      5.51
22      3.00      2.99      37      3.39      3.37   52      4.17      4.08    67      5.96      5.15   82      8.97      5.51
23      3.02      3.01      38      3.42      3.41   52      4.25      4.14    68      6.14      5.21   83      9.11      5.51
24      3.04      3.03      39      3.46      3.44   54      4.33      4.21    69      6.33      5.27   84      9.23      5.51
25      3.06      3.05      40      3.50      3.48   55      4.42      4.28    70      6.53      5.32   85      9.32      5.51
---------------------------------------------------------------------------------------------------------------------------------
Ages younger than 11 are the same as shown for age 11, and ages older than 85 are the same as shown for age 85.

---------------------------------------------------------------------------------------------------------------------------------

1-12411101
       PAGE 34

  Transamerica Occidental             Policy Form   TRUL-VUL
  Life Insurance Company              Individual Life Insurance
  1150 South Olive Street
  Los Angeles, CA  90015
















                        VARIABLE UNIVERSAL LIFE INSURANCE

                           MINIMUM PREMIUM REQUIREMENT

                            SHOWN IN THE POLICY DATA

                      FLEXIBLE PREMIUMS PAYABLE THEREAFTER

                     DURING LIFE OF INSURED PRIOR TO AGE 100

                      SUBJECT TO THE LIMITATIONS DESCRIBED

                            IN THE PREMIUMS PROVISION

                    DEATH BENEFIT PAYABLE AT DEATH OF INSURED

                     NONPARTICIPATING - NO ANNUAL DIVIDENDS

1-12411101

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                           INSURANCE ON CHILDREN RIDER

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this rider as a part of the policy to which it is attached.

If a child dies before becoming 25 years old and before the policy anniversary nearest age 65 of the insured, we will pay the amount of insurance shown for this rider in the Policy Data, subject to the provisions of this rider.

PAYMENT OF PROCEEDS -- Any proceeds payable under this rider because of the death of a child will be paid to the insured when we receive due proof of the death. However, upon request of the owner, any proceeds will be paid to a beneficiary other than the insured, but only if:

1. the beneficiary change is made in accordance with the How to Change a Beneficiary provision of the policy; and

2. the beneficiary change specifically states that it is applicable to insurance provided on a child under this rider.

Any proceeds may be applied under one of the Settlement Provisions of the policy.

DEFINITIONS -- In this rider:

     "Insured" means the insured under the policy to which this rider is attached.

     "Child" means: (1) any child named in the application for this rider who was born to the insured, or is a stepchild or legally adopted child of the insured, and who is at least 15 days old or becomes 15 days old, and who is not yet 19 years old on the date of the application, and (2) any child born to the insured, or a stepchild or child legally adopted by the insured, after the date of application for this rider, who is at least 15 days old or becomes 15 days old, and who is not yet 19 years of age.

PAID-UP TERM LIFE INSURANCE -- If the insured dies while this rider is in force, this rider automatically will be changed to non-participating paid-up term life insurance as then written by us. A policy on each child will provide the amount of insurance of this rider to that child's 25th birthday. The child will be the owner of each such policy.

If the insurance on a child becomes paid-up under the provisions of this rider, we will furnish the cash values of the paid-up insurance to the owner upon request.

CONVERSION -- Insurance under this rider may be converted to any plan of level premium whole life or endowment insurance as follows:

1. Insurance on a child may be converted, without providing evidence of insurability, to a new policy up to five times the amount of insurance provided on that child under this rider or $50,000, whichever is less, on the following dates: a. the child's 25th birthday, or the policy anniversary nearest age 65 of the insured, whichever comes first; or b. within 90 days after the child marries or receives a Baccalaureate degree or higher degree from a fully accredited college or university prior to the child's 25th birthday and prior to the policy anniversary nearest age 65 of the insured.

2. Insurance on a child may be converted at any other time prior to the child's 25th birthday and prior to the policy anniversary nearest age 65 of the insured. The face amount of the new policy may not be greater than the amount of insurance provided on that child under this rider.

3. Written request for conversion and payment of the required premium must be made to us before, or within 31 days after, the date allowed for conversion. The terminating insurance will not be in force during the 31-day period following the date allowed for conversion.

4. The face amount of each new policy may not be less than our published minimum for the plan selected. At least one plan will be available for conversion of $1,000 of insurance.

5. Each new policy will be effective on the date of conversion. The child will be the owner of the new policy.

6. The premium for each new policy will be based on our published rates for the plan selected at the time of conversion. We will use the age of the child insured on the date of conversion to determine this rate.

                              1-058 11-101 PAGE 1

7. The date of issue of all new policies issued under the Conversion Provision will be the date of issue of this rider. The Incontestability and Suicide periods in the new policies will continue from such dates of issue and will not start anew in the new policies. However, if there is an increase in the face amount over the amount of this rider, the increase will be subject to new incontestability and suicide periods.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

1.   if any premium remains unpaid after the grace period;

2. a) when, in the case of flexible premium policies, the policy is surrendered or continued under the Paid-Up Life Non-Forfeiture Option, or

b) when, in the case of fixed premium policies, the policy is surrendered or continued under any non-forfeiture option; 3. if the policy becomes paid-up, matures or terminates; 4. on the policy anniversary nearest age 65 of the insured; or 5. at the death of the insured subject to the provisions for paid-up term life insurance.

Insurance on a child under this rider will automatically terminate on such child's 25th birthday or when all or part of such insurance is converted.

REINSTATEMENT -- In addition to the provisions of the policy relating to reinstatement, this rider may be reinstated only as to each child who provides proof of insurability satisfactory to us.

INCONTESTABILITY -- In applying the provisions of the policy relating to incontestability to this rider, the "date of issue" will be the date this rider is signed by us. Any paid-up term life insurance issued under this rider will be incontestable from its date of issue.

SUICIDE -- In applying the provision of the policy relating to suicide to this rider, the "date of issue" will be the date this rider is signed by us. If the insured dies by suicide and our liability is limited to the amount of the premiums paid, no insurance will be provided under the paid-up term life insurance provision of this rider. Instead, insurance on each child may be converted to any plan of whole life or endowment insurance then offered by us. Such conversion will be subject to the conversion provisions of this rider. The suicide provision of the policy will not apply to death of a child by suicide.

CONTINUATION -- If the policy, exclusive of riders, provides term insurance which is converted, this rider will be continued as a part of the new policy.

CANCELLATION -- Upon written request by the owner of the policy, this rider may be cancelled on any premium due date.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the premiums. A copy of the application is attached to the policy. In the case of flexible premium policies one-twelfth of the annual premium for the rider will be paid in the manner specified in the policy. In the case of fixed premium policies, the annual premium for this rider is shown in the Policy Data and is payable as provided by this policy. In either case, no premium for this rider will be payable after this rider terminates.

RIDER DATE -- The rider date of this rider will be the policy date of the policy unless a different rider date is shown here.

Signed for the Company at Los Angeles, California, and effective on the date the policy is issued unless a different effective date is shown here.

Executive Vice President, General Counsel                          President
       And Corporate Secretary

                              1-058 11-101 PAGE 2

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                            FULL DEATH BENEFIT RIDER

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this rider as part of the policy to which it is attached. It is subject to all of the provisions, definitions, and conditions of the policy that do not conflict with this rider. In case of conflict between the policy and this rider, the rider will control.

                                   DEFINITIONS

In this rider:

AGE as used in this rider means the insured's age, or exact age, if any, as defined in the policy.

The INSURED under this rider means the insured, or joint insureds, if any, as defined in the policy.

The MONTHLY DEDUCTION for this rider is an amount we withdraw from the policy's accumulation value at the beginning of each policy month.

REINSTATE means to restore coverage after the policy and this rider have lapsed.

                                  DEATH BENEFIT

Beginning with the policy anniversary nearest age 100, the death benefit will be the death benefit as defined and determined by the policy on the day before the policy anniversary nearest age 100. The death benefit will be subject to the adjustments and conditions stated in this rider. We will reduce the death benefit by any existing loans. The death benefit will be subject to adjustment after age 100 for misstatement of age or sex or gender, as applicable.

                                  REINSTATEMENT

This rider is subject to the Reinstatement provision of the policy.

                            RIDER MONTHLY DEDUCTIONS

We will take the monthly deduction for this rider starting on the policy anniversary nearest age 90. We will continue to take the monthly deduction for this rider until the policy anniversary nearest age 100. The amount of the monthly deduction will be no more than $1.00 times .001, times the difference between the death benefit and the accumulation value of the policy at the beginning of the policy month.

                               GENERAL PROVISIONS

GRACE PERIOD -- This rider is subject to the Grace Period provision of the policy.

TERMINATION OF INSURANCE -- This rider will terminate at the earliest of:

1.   the date the insured dies under an individual policy; or

2.   the date the survivor dies under a joint and last survivor policy; or

3.   the date the policy lapses; or

4.   the date the policy is continued under a nonforfeiture option; or

5. the date we receive your written request to surrender or terminate the policy or this rider; or

6.   the maturity date of the policy.

CONSIDERATION -- We have issued this rider in consideration of: (1) the application; and (2) payment of the premium. A copy of the application is attached to the policy.

Signed for the Company at Los Angeles, California and effective on the date of issue of the policy to which this rider is attached, unless a different date is shown here.

               Executive Vice President, General Counsel        President
                       And Corporate Secretary

                              1-056 11-101 PAGE 1

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                             WAIVER PROVISION RIDER

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this rider as a part of the policy to which it is attached.

WAIVER BENEFIT -- We will waive each monthly deduction due immediately on or after age 10 of the insured during the insured's total disability. This deduction (referred to as "such deduction") is described in the Monthly Deductions provision of the policy. The waiver is subject to the provisions of this rider.

While monthly deductions are being waived under this benefit, premium payments are not required.

Any monthly deduction eligible for waiver under this rider that is taken before we approve a claim will be credited to the accumulation value of the policy. This credit will be treated as a new net premium. We will credit the accumulation value as of the date of notice of claim or the date at the end of the first six months of such disability, whichever is later. If that date is not a valuation date, we will credit the accumulation value on the next valuation date.

TOTAL DISABILITY -- Disability will be total when the insured becomes so disabled by injury or disease which first manifests itself after the date this rider is signed by us, as to be unable to perform substantially all of the material duties of any gainful work for which the insured is, or becomes, fitted by reason of education, training or experience. If the occupation of the insured is, or becomes, that of a student, then "any gainful work" will include going to school. The total loss of sight of both eyes, or of the use of both hands, both feet or one hand and one foot, will be presumed total disability while such total loss continues. Total disability is called "such disability" in this rider.

The beginning of such disability will be the beginning of the disability which totally disables the insured for not less than six months. In no event will such disability be considered to have begun more than one year before the date due proof of such disability is received by us.

AGE LIMITATIONS -- No waiver will be allowed under this rider during any period of disability before the insured's 10th birthday. If such disability continues beyond the 10th birthday, we will waive each such deduction due after that birthday and during such disability. No waiver will be allowed under this rider if such disability begins after the policy anniversary nearest age 60 of the insured.

EXCLUSION FROM COVERAGE -- No benefits will be allowed under this rider if such disability results directly or indirectly from:

1.       Intentionally self-inflicted injury.
2.       Participation in insurrection.
3.   War, declared or undeclared, or any act of war.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

1.       If the policy is surrendered.
2.       If the policy lapses.
3. At the policy anniversary nearest age 60 of the insured, subject to any claims under this rider.

NOTICE AND PROOF OF DISABILITY -- Written notice of such disability must be given to us at our administrative office while the insured is living and while such disability continues. Failure to give such notice will not invalidate any claim if such notice was given as soon as was reasonably possible. Due proof of such disability must be given to us at our administrative office. Although proof of such disability may have been accepted by us as satisfactory, the insured must at any time, when we request it, furnish due proof of the continuance of such disability. At our option, such proof may include an examination of the insured by a medical examiner chosen by us. Such proof will not be required by us more than once each year after such disability has continued for two full years.

                              1-011 06-101 PAGE 1

RECOVERY FROM DISABILITY -- The benefits provided by this rider will end:

1. If the insured fails to give us any due proof, or refuses to submit to a requested medical examination.

2.   If the insured is no longer totally disabled.

CANCELLATION -- Upon written request by the owner, this rider may be cancelled on any monthly policy date.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the initial premium shown in the Policy Data. A copy of the application is attached to the policy. Monthly deductions for this rider are based on the rates shown in the Policy Data and are payable as provided in the policy, except that when this rider terminates, such monthly deductions will no longer be payable.

Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

              Executive Vice President, General Counsel             President
                       And Corporate Secretary

                              1-011 06-101 PAGE 2

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                          ENDORSEMENT TO MODIFY GRACE PERIOD

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this endorsement as part of the policy to which it is attached.

While the policy is in force and subject to the terms of this endorsement, the policy will not enter its grace period.

                                                      DEFINITIONS

In this endorsement:

GRACE PERIOD is the 60 day period starting on a monthly policy date or policy anniversary, as described in the policy.

NET DEPOSITS mean the total premiums paid, less the sum of any premium refunds, partial surrenders, and surrender penalty free withdrawals since the policy date. In calculating the net deposits, premium paid in a policy year prior to the policy year in which the select monthly premium is due will reflect a time value of money at 4 percent per annum.

SELECT MONTHLY PREMIUM is the amount you must pay each month during the select period to maintain this endorsement. This amount is shown in the Policy Data. This amount may be paid cumulatively in advance.

SELECT PERIOD is the period this endorsement is in effect. This period is shown in the Policy Data.

WE means Transamerica Occidental Life Insurance Company.

YOU means the Owner.

                                                     HOW IT WORKS

During the select period, the policy will not enter its grace period due to lack of policy value if: (1) there is no outstanding loan; and (2) the select monthly premium requirement has been met. The select monthly premium requirement will be met if, at the start of each policy month, the net deposits equal or exceed the cumulative select monthly premiums due since the policy date.

If the preceding requirements are met, the Grace Period provision will be modified so that the base policy and this endorsement, and, if applicable, any layers, Supplemental Adjustable Life Insurance Rider, Full Death Benefit Rider and waiver provision will remain in effect. All other riders will be terminated. Any conversion privilege included in those terminated riders may be exercised at that time.

We will continue to deduct the monthly deductions from the policy accumulation value as they come due.

                                                   WAIVER PROVISION

If the policy contains a waiver provision benefit and a disability claim is approved while this endorsement is effective, the select monthly premium will be waived. The select monthly premium will be waived for the same length of time that the policy is on waiver. Any waiver of a select monthly premium is subject to the terms of this endorsement. The select period will not be extended.

                                                    POLICY CHANGES

If a requested increase or decrease in the face amount of the policy is processed during the select period, the select monthly premium will be adjusted from that point forward. The select period will not be adjusted.

                                                 AUTOMATIC TERMINATION

This endorsement will automatically terminate upon the first of the following to occur:

1.   The select monthly premium requirement is not met;

2.   the select period has ended;

3. the death benefit option on the policy has been changed from Option 1 to another option; or

4.   the policy terminates for any reason.

1-006 58-101
Page 1



                                     Page 1

                                                     REINSTATEMENT

If this endorsement terminates solely due to the select monthly premium requirement not being met, you may reinstate this rider within 30 days of the termination date.

To reinstate the rider, you must, within 30 days from the termination date:

1.   Request reinstatement of the rider in writing.

2.   Pay us the necessary premium to reinstate the rider.




The necessary premium to reinstate the rider is equal to:

1. the difference between the cumulative select monthly premiums due and the net deposits as of the termination date; plus

2. two select monthly premiums, or if less, the select monthly premiums due to the end of the select period.

Reinstatement of this rider will be subject to all other provisions of this rider.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached.

Executive Vice President, General Counsel            President and CEO
  And Corporate Secretary



































                              1-006 58-101 Page 2

                  ACCELERATED DEATH BENEFIT OPTION ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of policy number [OBJECT OMITTED] ("the policy").

NOTICE: BENEFITS ADVANCED UNDER THIS OPTION MAY BE TAXABLE. AS WITH ALL TAX MATTERS, THE OWNER SHOULD CONSULT A PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT ON THE OWNER AND THE POLICY.

While the policy is in force, we will pay an Accelerated Death Benefit to you, upon your request, subject to all the provisions and limitations of this endorsement.

                                   DEFINITIONS

In this endorsement:

ACCELERATED DEATH BENEFIT is the amount we pay under this option.

ADMINISTRATIVE FEE is the $250.00 that will be charged at the time each Accelerated Death Benefit is paid.

EFFECTIVE DATE is the date we approve your written request to exercise this option.

IMMEDIATE FAMILY MEMBERS are members of either the Insured's or Owner's family who may be described as follows: spouse (includes common law spouse), children, stepchildren, parents, grandparents, grandchildren, brothers and sisters and their spouses (includes common law spouse).

INSURED means only the Insured covered under the policy and not any other individuals covered for additional riders or benefits.

PHYSICIAN is an individual, other than the Insured, the Owner, or Immediate Family Member, who is a doctor of medicine or osteopathy, licensed in the jurisdiction in which the advice is given or diagnosis is made and who is acting within the scope of that license.

POLICY BASIC DEATH BENEFIT means the death benefit provided by the policy, any policy layer, any Supplemental Adjustable Life Insurance Rider and any level term rider on the life of the Insured. It does not include any death benefit provided by any other riders or benefits attached to the policy.

POLICY CHARGES means any monthly deductions, any surrender charges or surrender penalties, or any other charges specified in the policy.

TERMINAL ILLNESS is a medical condition, resulting from bodily injury or disease, or both, and:

     -- which has been diagnosed by a Physician after the issue date of the policy; and,

     -- for which the diagnosis is supported by clinical, radiological, laboratory or other evidence of the medical condition which is satisfactory to us; and,

     -- which is not curable by any means available to the medical profession; and,

     -- which a Physician certifies is expected to result in death within 12 months of diagnosis and the certification is within 30 days of the Accelerated Death Benefit request.

"YOU" AND "YOUR" mean the Owner

                                   LIMITATIONS

1. The availability of this option is subject to all the terms of the policy, including contestability and suicide.

2. No benefit will be paid if Terminal Illness results from intentionally self-inflicted injury(ies) at any time.

3. At each request to exercise this option, there must be at least 2 years remaining from the Effective Date to the expiry or maturity date of each portion of the Policy Basic Death Benefit.

4.    The Owner may not exercise this option:

a) if required by law to use the Accelerated Death Benefit to meet the claims of creditors, whether in bankruptcy or otherwise, or

        b) if required by a government agency to use the Accelerated Death Benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement, or

        c) until there is only one surviving Joint Insured if the policy is a Joint and Last Survivor policy.

5. This option is not available if the maximum Accelerated Death Benefit has been paid.

6. The face amount of the policy on which this option is exercised must be at least $50,000 at the time of the first written request.

                              1-005 84-195 PAGE 1

                     AMOUNT OF THE ACCELERATED DEATH BENEFIT

1. The Owner can request an Accelerated Death Benefit payment in any amount subject to the following minimum and maximum. The minimum Accelerated Death Benefit allowed will be $10,000. The maximum Accelerated Death Benefit allowed for all policies combined covering the Insured issued by the Company will be the lesser of $250,000 or 75% of the combined Policy Basic Death Benefit for those policies as of the first Accelerated Death Benefit payment. If the first Accelerated Death Benefit payment is less than the maximum, then no more than the remaining balance of the maximum can be paid out later as an Accelerated Death Benefit.

2. If there is an outstanding loan on the policy, the Accelerated Death Benefit payment may be reduced to repay a prorata portion of the policy loan.

3. At the time we pay the Accelerated Death Benefit, if the policy is in the grace period, we will deduct any unpaid premium in accordance with the grace period provision in the policy.

4. The $250.00 Administrative Fee will be deducted from each Accelerated Death Benefit payment.

                                     PREMIUM

Premium billing and premium payment requirements will continue, subject to the adjustments described below.

          EFFECT OF THE ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY

After an Accelerated Death Benefit is paid, the policy and any riders and benefits will remain in force subject to the following adjustments:

1. The Policy Basic Death Benefit after payment of an Accelerated Death Benefit will equal the amount of the Policy Basic Death Benefit before the payment of the Accelerated Death Benefit minus the result of multiplying
      (a) by (b), where:

      (a) is the Accelerated Death Benefit; and

      (b) is 1 (one) plus an interest rate that is the greater of,

(i) the federal interest rate under Internal Revenue Code (IRC) section 846(c)(2), or

          (ii)  the policy loan effective interest rate.

2. The Policy Basic Death Benefit, and, if applicable, the policy's face amount, accumulation value, cash value, policy loan, and required premium will be adjusted as of the Effective Date. The adjustments to the Policy Basic Death Benefit will be made in the following order: (1) level term rider(s) on the Insured, if any, beginning with the most recent rider; (2) policy layer(s), if any, beginning with the most recent layer; and, (3) remaining portions of the Policy Basic Death Benefit. New Policy Charges and premiums will be based on the rates in effect for the policy's resulting face amount.

3. We will provide new policy data pages showing the reduced coverage amount resulting from the Accelerated Death Benefit payment.

                              EXERCISING THE OPTION

We must receive a written request to exercise this option at the Home Office or our designated Administrative Office within 30 days after the certification of diagnosis of the Terminal Illness, or as soon as reasonably possible. The request should include the name of the Insured, the policy number and, must be signed and dated by the Owner. If the policy has an irrevocable beneficiary, that person(s) must also sign the request. If the policy is assigned, we must receive a completed and signed release of assignment. If the policy was issued in a community property state, we may require your spouse to sign the request.

                            PROOF OF TERMINAL ILLNESS

We must receive written proof of the Insured's Terminal Illness before we make an Accelerated Death Benefit payment. This proof will consist of a Physician's certification acceptable to us. We may request additional medical information from the Physician submitting the certification or any Physician we consider qualified.

                              PHYSICAL EXAMINATION

While a claim is pending, we reserve the right to obtain a second medical opinion and to have the Insured examined at our expense.

                            TIME OF PAYMENT OF CLAIMS

After we receive satisfactory written proof of Terminal Illness, we will pay the Accelerated Death Benefit due.

                              1-005 84-195 PAGE 2

                                PAYMENT OF CLAIMS

If approved, the Accelerated Death Benefit will be paid in a lump sum to the Owner. If the Insured dies before payment is made, we will pay the entire death benefit of the policy to the Beneficiary in accordance with the policy provisions.

                                  LEGAL ACTIONS

No legal action may be brought to recover the payment requested under this option within 60 days after written proof of Terminal Illness has been given to us. No such action may be brought after 3 years from the time written proof of the Insured's Terminal Illness has been given to us.

                              LIVING BENEFIT RIDER

If the policy contains a Living Benefit Rider and there is a simultaneous request to exercise the Living Benefit and the Accelerated Death Benefit Option, the Living Benefit request will be processed first; the Accelerated Death Benefit Option request will be processed second and will be based on the adjusted policy values resulting after payment of the Living Benefit.

                                TAX QUALIFICATION

Any amount payable under this option is intended to qualify for federal income tax exclusion (to the maximum extent possible). To that end, the provisions of this endorsement and the policy to which it is attached are to be interpreted to ensure or maintain such tax qualification, notwithstanding any other provisions to the contrary. The Company reserves the right to amend this endorsement and the policy to which it is attached to reflect any clarifications that may be needed or are appropriate to maintain such qualification, or to conform this endorsement and the policy to which it is attached to any applicable changes in the tax qualification requirements. You will be sent a copy of any such amendment.

Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

Executive Vice President, General Counsel                President
  And Corporate Secretary

                              1-005 84-195 PAGE 3

                                               ACCIDENT INDEMNITY RIDER

                                             BENEFIT FOR DEATH BY ACCIDENT

Transamerica Occidental Life Insurance Company has issued this rider as a part of the policy to which it is attached.

If the Insured dies as a result of accidental bodily injury, we will pay the accidental death benefit subject to all of the provisions of the policy and this rider.

In this rider accidental bodily injury means injury which results, directly and independently of all other causes, from an accident that occurs while this rider is in force, and which results in the Insured's death within 90 days from the date of the accident. We will have the right to examine the body of the Insured and to request an autopsy, unless prohibited by law.

AMOUNT PAYABLE -- The amount of the accidental death benefit is shown in the policy data. However, if an accidental death benefit becomes payable under this rider for accidental bodily injury sustained in an accident which occurs while the Insured is a fare-paying passenger in an aircraft, bus, train or other means of public conveyance while it is being operated by a licensed common carrier for passenger service, then the accidental death benefit will be twice the amount shown for this rider in the policy data.

EXCLUSIONS FROM COVERAGE -- No amount will be payable under this rider if the Insured's death results directly or indirectly from:

     1.  suicide or any attempted suicide, while sane or insane;
     2. any poison or gas voluntarily or involuntarily, accidentally or otherwise taken, administered, absorbed, or inhaled;
     3.  any bacterial infection except when caused by accidental bodily injury;
     4.  bodily or mental infirmity;
     5.  disease of any kind;
     6.  the commission of, or attempt to commit, an assault or felony;
     7. service, travel or flight in any kind of aircraft except as a passenger;
     8.  participation in insurrection; or
     9.  war, declared or undeclared, or any act of war.

CONTESTABILITY -- This rider will be contestable as long as it is in force.

CONTINUATION -- If the policy, exclusive of riders, provides term insurance which is converted, this rider will continue at the current premium as part of the new policy. However, if this policy is converted to a limited payment plan, this rider will continue at the premium charge used by us at the date of conversion for the limited payment plan selected and the class of risk of this rider.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

     1. if any premium for this rider remains unpaid after the end of the grace period; or
     2.   a)   when,  in the case of flexible  premium  policies,  the policy is surrendered  or  continued  under the
               Paid-up Life Non-Forfeiture Option, or

          b) when, in the case of fixed premium policies, the policy is surrendered or continued under any non-forfeiture option; or
     3.        when the policy terminates or matures; or
     4.        at policy anniversary nearest age 70 of the Insured.

CANCELLATION -- Upon written request by the owner of the policy, this rider may be cancelled on any monthly anniversary.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the premiums. A copy of the application is attached to the policy. In the case of flexible premium policies one-twelfth of the annual premium for the rider will be deducted in the manner specified in the policy. In the case of fixed premium policies, the annual premium for this rider is shown in the policy data and is payable as provided by this policy. In either case, no premium will be payable when this rider terminates.

Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

Executive Vice President, General Counsel                  President
 And Corporate Secretary

                                  1-032 11-284

                       AUTOMATIC PREMIUM LOAN ENDORSEMENT

               (FOR POLICIES THAT HAVE A REQUIRED ANNUAL PREMIUM)

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this endorsement as a part of the policy to which it is attached.

If any portion of the required annual premium remains unpaid at the end of the grace period, we will make an automatic premium loan, subject to the following:

1. The policy must have enough net cash value to pay both the required annual premium due and the interest due on the automatic premium loan. If the policy does not have enough net cash value to pay both the required annual premium due and the interest due on the automatic premium loan, the policy will lapse (subject to the Nonforfeiture provision).

2. We will deduct the automatic premium loan and the interest due on it from your investment options on a pro-rata basis. We will allocate the automatic premium loan to your investment options according to the most recent premium allocation election we have received from you. We will transfer the automatic premium loan and the interest due on it to the loan account.

      The automatic premium loan and the interest due it will be effective on the last day of the grace period if that day is a valuation date. If the last day of the grace period is not a valuation date, the automatic premium loan and the interest due on it will be effective on the next valuation date.

3. The automatic premium loan will be subject to all sections of this policy that pertain to policy loans.

This endorsement will terminate at the end of the required annual premium period.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached.

              Executive Vice President, General Counsel           President
                       And Corporate Secretary

1-002 65-101

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

               EXTRA SURRENDER PENALTY FREE WITHDRAWAL ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as part of the policy to which it is attached.

Wherever the term "Surrender Penalty Free Withdrawal" appears in the policy to which this endorsement is attached, it is also meant to include the term "Extra Surrender Penalty Free Withdrawal". There is only one exception; that is in the section of the policy titled "Surrender Penalty Free Withdrawal", "(a)". That calculation of the eligible amount for surrender without penalty will NOT include "Extra Surrender Penalty Free Withdrawals".

                                                      DEFINITIONS

In this endorsement:

EXTRA WITHDRAWAL means Extra Surrender Penalty Free Withdrawal.

WE means Transamerica Occidental Life Insurance Company.

WITHDRAWAL means Surrender Penalty Free Withdrawal.

YOU means the Owner.

This Extra Withdrawal may be taken in addition to the Withdrawal in the policy to which this endorsement is attached. If requested at the same time, the Extra Withdrawal will be processed first. Then, the Withdrawal will be processed based on the remaining accumulation value.

At any time after the first policy year, you may make an Extra Withdrawal without a partial surrender penalty; the limits are outlined below.

Your Extra Withdrawals may only be taken if we receive written proof that the Insured requires medical care for one of these conditions: heart attack; stroke; cancer (malignant tumor); renal failure; or major organ transplant. This proof will consist of a doctor's certification acceptable to us. We may request additional medical information from the doctor submitting the certification or any doctor we deem qualified. While a request is pending, we reserve the right to obtain a second medical opinion; we also reserve the right to have the Insured examined at our expense.

The minimum amount of an Extra Withdrawal is $100.

When you request an Extra Withdrawal, we will calculate the maximum amount eligible for surrender without a Company imposed penalty, as follows:

         1) 10% of the policy's current accumulation value as of the request date;

less     2)  the sum of all Extra Withdrawals since the last policy anniversary.

The total amount available from all Withdrawals, Extra Withdrawals and partial surrenders shall not exceed:

         1)   the current accumulation value as of the request date;

less     2)   any existing policy loans;

less     3)   the sum of three monthly deductions;

less     4)   the greater of $25 or the full surrender penalty.

                              1-005 11-196 PAGE 1

During any required premium period, the total amount available from all Withdrawals, Extra Withdrawals and partial surrenders also may not exceed:

         1)   the sum of all gross premiums paid;

less     2)   the sum of all required premiums since the policy date.

     (See # 2 of the Premiums provision in the policy.)

We will process an Extra Withdrawal for the eligible amount. The remainder, if any, of the amount you request will be processed first as a Withdrawal; any excess over that amount will be processed as a partial surrender.

We will deduct the amount withdrawn from the policy's accumulation value.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California on the date of issue of this policy.

Executive Vice President, General Counsel                  President
 And Corporate Secretary

                              1-005 11-196 PAGE 2

                                             GUARANTEED INSURABILITY RIDER

Transamerica Occidental Life Insurance Company has issued this rider as a part of the policy to which it is attached.

Upon written application, we will issue additional insurance on the Insured on each option date, subject to the provisions of this rider. The maximum amount of additional insurance that we will issue on each option date is the "Maximum Amount Per Option" shown for this rider in the policy data.

OPTION DATES -- The policy anniversary nearest the date the Insured attains each age of 25, 28, 31, 34, 37, and 40 after the rider date of this rider will be a regular option date. The maximum number of such option dates will be the number of such anniversaries remaining at the date of this rider.

Alternate option dates will be:

1. The date the Insured is granted a baccalaureate or higher degree from a college or university fully accredited by the accrediting committee of the Regional Association for Schools and Colleges in which such college or university is located.

2.   The date of marriage of the Insured

3.   The date of birth of a child of the Insured.

4.   The date of the final order of adoption of a child by the Insured.

If additional insurance is issued on an alternate option date, then such alternate option date will replace one of the regular option dates so that the number of option dates on which additional insurance is available does not exceed the maximum number of option dates. Only one alternate option date is granted with respect to multiple births or adoptions at the same time.

DEFERMENT OF THE OPTION DATES -- If any option date occurs while the Insured is on active duty in the military, naval or air forces of any country, international organization or combination of countries or in any civilian non-combatant unit serving with such forces, such option date will be deferred to any date selected by the owner within one year after termination of active duty. A deferred option, however, will not be available beyond the policy anniversary nearest the Insured's age 40, or after this rider has terminated.

APPLICATION FOR ADDITIONAL INSURANCE -- The Insured must be living when the written application for the additional insurance is made by the owner of this policy. The application must be submitted and the initial minimum premium paid to us within 31 days, before or after, a regular option date, or within 3 months after an alternate option date. Any additional insurance will become effective on the option date only if the Insured is then living and only if all conditions of this rider are met.

The additional insurance applied for may be any plan of level premium, level face amount whole life or endowment insurance offered by us at the option date subject to the minimum face amount allowed by us for the plan selected. At least one plan will be available for issue of the maximum amount per option shown in the policy data. Any amount not purchased on an option date cannot be used to increase the amount available on a subsequent option date.

The new policy will not include an option for additional insurance.

WAIVER OF PREMIUM -- If this policy includes a waiver of premium benefit or a waiver provision rider and if the premium rate for the new policy is not greater than that for our non-participating whole life plan with premiums payable to at least age 95, a similar waiver benefit may be included in the new policy. The premium for such benefit will be at our published rate for the plan selected. We will use the Insured's age on the date the additional insurance is issued to determine this rate. The waiver benefit will be issued at the class of risk of this policy.

                              1-071 11-186 PAGE 1

PREMIUM RATES -- The premium for the new policy will be at our published rate at the time the additional insurance is issued. We will use the Insured's age on the date the new policy is issued to determine this rate. The new policy will be issued at the class of risk of this policy.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

1. if any premium remains unpaid after the end of the grace period, unless premiums are being paid under an automatic premium payment provision or the automatic loan provision; or

2. a) when, in the case of flexible premium policies, the policy is surrendered or continued under the Paid-up Life Non-Forfeiture Option (if applicable), or

b) when, in the case of fixed premium policies, the policy is surrendered or continued under any non-forfeiture option; or

3.       if the policy matures or terminates; or

4. on policy anniversary nearest age 40 of the Insured, or when the maximum number of options have been exercised, whichever is sooner.

INCONTESTABILITY -- In applying the Incontestability provision of the policy to this rider, the "date of issue" will be the date this rider is signed by us.

CONTINUATION -- This rider may be continued on a new policy other than the one issued under this rider subject to the following rules: 1. The "maximum amount per option" must be less than or equal to the amount for this rider. 2. No additional option dates will become available because of the change in insurance. 3. The rates will be determined according to the original issue age for this policy.

CANCELLATION -- Upon written request by the owner of the policy, this rider may be cancelled on any premium due date.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the premiums. A copy of the application is attached to the policy. In the case of flexible premium policies one-twelfth of the annual premium for the rider will be paid in the manner specified in the policy. In the case of fixed premium policies, the annual premium for this rider is shown in the policy data and is payable as provided by this policy. In either case, no premium for this rider will be payable after this rider terminates.

RIDER DATE -- The rider date of this rider will be the policy date of the policy unless a different rider date is shown here.

Signed for the Company at Los Angeles, California, and effective on the date the policy is issued unless a different effective date is shown here.

Executive Vice President, General Counsel            President and CEO
   And Corporate Secretary











                              1-071 11-186 PAGE 2

                                            OPTION FOR ADDITIONAL INSURANCE
                                                      ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of the policy to which it is attached ("the policy"). There is no premium payable for this endorsement.

At the request of the Owner to exercise an option under this endorsement, we will issue additional insurance if all the following conditions are met:

1.   The option date must be the 1st, 2nd and/or 3rd policy anniversary.

2. The Owner must make a written request to exercise this option within 31 days before or after the chosen option date.

3. On the chosen option date, the policy must be in force and the Insured must then be living.

4.   The Minimum Initial Premium for the additional insurance must be paid.

5. If the monthly deductions for the policy are being waived under a disability benefit on an option date, this option will not be available.

6. The maximum amount of insurance available under this endorsement will be the lesser of:

     a.  The original face amount; or

     b.  $100,000

7. Exercising an option under this endorsement is available only on policies with issue ages 0 to 50.

General Provisions

1.   The new policy will be dated and effective on the chosen option date.

2. Subject to 4. Below, any part of the maximum amount of insurance under this endorsement will be available for issue on any of the option dates, but the total amount issued on all such dates may not exceed the maximum amount under this endorsement.

3. We will issue to the Owner a new policy of the same type as the policy for the additional insurance amount. The monthly deduction for the new policy shall be at our then-current rate for such insurance at the time this option is exercised. The new policy shall be issued at the class of risk of the policy at the Insured's attained age.

4. The face amount of the new policy may not be less than our published minimum for the insurance. The new policy shall not contain this endorsement.

5. The incontestability period in the new policy shall continue from the date of issue of the policy and will not start anew. This means that the new policy will be contestable for one year if this option is exercised on the first policy anniversary, but will not be contestable if this option is exercised on the 2nd and/or 3rd policy anniversary. The suicide period in the new policy, however, will start anew on the chosen option date.

6. Unless the Owner requests that it not be included, any waiver provision rider on the policy will also be included on the new policy. Any other riders on the policy will not automatically be on the new policy, but they will be added to the new policy provided the Insured gives us satisfactory evidence of insurability.

Signed for the Company at Los Angeles, California, on the date of issue of this policy.

        Executive Vice President, General Counsel       President
                 And Corporate Secretary

1-006 47-191

Request to exercise the Option for Additional Insurance:

I wish to exercise the Option for Additional Insurance for Policy No. .

I understand that the additional insurance will begin when the Minimum Initial Premium is paid. Please send the necessary application to:


Name


Street


City           State                                                Zip


Owner's Signature                         Date


Mail to Transamerica Occidental Life Insurance Company, Box 512101 Terminal Annex, Los Angeles, California 90051-9986, or to the agent from whom you purchased your insurance.

1-006 47-191

                                  TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                          OPTION FOR ADDITIONAL INSURANCE
                                                    ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of the policy to which it is attached ("the policy"). There is no premium payable for this endorsement.

At the request of the Owner to exercise an option under this endorsement, we will issue additional insurance if all the following conditions are met:

1.   The option date must be the 1st, 2nd and/or 3rd policy anniversary.

2. The Owner must make a written request to exercise this option within 31 days before or after the chosen option date.

3. If this option is exercised, we will forward an application and authorization. The Insured must sign the authorization and provide answers, satisfactory to us, to the following questions:

     a) Is the Insured now so disabled by sickness or injury as to be unable to perform any of the duties of his/her normal job?

     b) Within the past five years, has the Insured had high blood pressure, heart disease, diabetes, or cancer?

4. On the chosen option date, the policy must be in force and the Insured must then be living.

5.   The Minimum Initial Premium for the additional insurance must be paid.

6. If the monthly deductions for the policy are being waived under a disability benefit on an option date, this option will not be available.

7. The maximum amount of insurance available under this endorsement will be the lesser of:

     a.  The original face amount; or
     b.  $100,000

                                                General Provisions

1.   The new policy will be dated and effective on the chosen option date.

2. Subject to 4. below, any part of the maximum amount of insurance under this endorsement will be available for issue on any of the option dates, but the total amount issued on all such dates may not exceed the maximum amount under this endorsement.

3. We will issue to the Owner a new policy of the same type as the policy for the additional insurance amount. The monthly deduction for the new policy shall be at our then-current rate for such insurance at the time this option is exercised. The new policy shall be issued at the class of risk of the policy at the Insured's attained age.

4. The face amount of the new policy may not be less than our published minimum for the insurance. The new policy shall not contain this endorsement.

5. The incontestability and suicide periods in the new policy will start anew on the chosen option date.

6. Unless the Owner requests that it not be included, any waiver provision rider on the policy will also be included on the new policy, provided the Insured is not over 55 when this option is exercised. Any other riders on the policy will not automatically be on the new policy, but they will be added to the new policy provided the Insured gives us satisfactory evidence of insurability.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached unless a different date is shown here.

Executive Vice President, General Counsel                     President
       And Corporate Secretary

1-006 11-100


Request to exercise the Option for Additional Insurance:

I, the Owner, wish to exercise the Option for Additional Insurance for Policy No. I understand that the additional insurance will be effective the later of the specified policy anniversary or when the Minimum Initial Premium is paid. Please send the necessary application to:


Name


Street


City                State                     Zip


Owner's Signature                                               Date


Mail to Transamerica Occidental Life Insurance Company, Box 512101 Terminal Annex, Los Angeles, California 90051-9986, or to the agent from whom you purchased your insurance.

1-006 11-100